                           ASSET PURCHASE AGREEMENT



                                BY AND BETWEEN



                       HAMBURGER HAMLET RESTAURANTS INC.
                            HAMBURGER HAMLETS INC.
                       HAMBURGER HAMLET OF SUNSET, INC.
                              DAVILEW CORPORATION
                           VALLEY HAMLET CORPORATION
                      HAMBURGER HAMLET OF BRENTWOOD, INC.
                      HAMBURGER HAMLET OF PASADENA, INC.
                      HAMBURGER HAMLET OF HOLLYWOOD, INC.
                      HAMBURGER HAMLET OF SEPULVEDA, INC.
                    HAMBURGER HAMLET OF PALM SPRINGS, INC.
                  HAMBURGER HAMLET OF GEORGETOWN SQUARE, INC.
                      109 SOUTH SAINT ASAPH STREET, INC.
                    HAMBURGER HAMLET OF AGOURA HILLS, INC.
                    HAMBURGER HAMLET OF GAITHERSBURG, INC.
                    HAMBURGER HAMLET OF CRYSTAL CITY, INC.
                      HAMBURGER HAMLET OF VALENCIA, INC.


                                      AND


                               KOO KOO ROO, INC.




                                MARCH 21, 1997

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE 1     DEFINITIONS..............................................     1
    1.1       "Accountants"............................................     1
    1.2       "Accountants' Final Closing Statement"...................     2
    1.3       "Administrative Material and Equipment"..................     2
    1.4       "Assets".................................................     2
    1.5       "Assumed Liabilities"....................................     2
    1.6       "Assumption Agreement"...................................     2
    1.7       "Bankruptcy Code"........................................     2
    1.8       "Bankruptcy Court".......................................     2
    1.9       "Bankruptcy Proceeding" and "Bankruptcy Proceedings".....     2
    1.10      "Best Knowledge of Seller"...............................     2
    1.11      "Bill of Sale"...........................................     2
    1.12      "Casualty"...............................................     2
    1.13      "Close of Escrow"........................................     3
    1.14      "Closing"................................................     3
    1.15      "Closing Date"...........................................     3
    1.16      "Code"...................................................     3
    1.17      "Committee"..............................................     3
    1.18      "Committee Counsel"......................................     3
    1.19      "Cut-off Time"...........................................     3
    1.20      "Encumbrances"...........................................     3
    1.21      "Equipment"..............................................     3
    1.22      "Escrow".................................................     3
    1.23      "Escrow Agent"...........................................     3
    1.24      "Escrow Deposit".........................................     3
    1.25      "Escrow Instructions"....................................     3
    1.26      "Excluded Assets"........................................     4
    1.27      "Excluded Restaurants"...................................     4
    1.28      "Fair Market Value"......................................     4
    1.29      "Final Closing Statement"................................     5
    1.30      "Final Settlement Date"..................................     5
    1.31      "General Assignment".....................................     5
    1.32      "Goodwill"...............................................     5
    1.33      "Grant Deed".............................................     5
    1.34      "Holdback Amount"........................................     5
    1.35      "Inventory"..............................................     5
    1.36      "Intellectual Property Rights"...........................     5
    1.37      "Lease Deposits".........................................     5
    1.38      "Leased Real Property"...................................     5
    1.39      "Liquor Licenses"........................................     6
    1.40      "Liquor License Holdback"................................     6

                                       i
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
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
    1.41      "Non-Foreign Status Certificate"........................      6
    1.42      "Operating Assets"......................................      6
    1.43      "Other Licenses"........................................      6
    1.44      "Outside Registration Date".............................      6
    1.45      "Overbid" and "Overbidder"..............................      6
    1.46      "Overbid Motion"........................................      6
    1.47      "Pacific Time"..........................................      6
    1.48      "Permitted Assignee"....................................      6
    1.49      "Permitted Exceptions"..................................      6
    1.50      "Person"................................................      7
    1.51      "Petty Cash"............................................      7
    1.52      "Plan of Reorganization"................................      7
    1.53      "Preliminary Closing Statement".........................      7
    1.54      "Purchase Deposit"......................................      7
    1.55      "Purchase Price"........................................      7
    1.56      "Real Property".........................................      7
    1.57      "Representative"........................................      7
    1.58      "Restaurant Records and Documents"......................      7
    1.59      "Restaurants"...........................................      7
    1.60      "Sale Motion"...........................................      7
    1.61      "Sale Order"............................................      7
    1.62      "Shares"................................................      7
    1.63      "Tangible Personal Property"............................      7
    1.64      "Tax Clearance Certificates"............................      8
    1.65      "Third-Party Contracts".................................      8
    1.66      "Title Policy"..........................................      8
    1.67      "Title Report"..........................................      8
    1.68      "Valuation Date"........................................      8

ARTICLE 2     PURCHASE AND SALE OF ASSETS.............................      8
    2.1       Transfer of Assets......................................      8
    2.2       Purchase Price..........................................      8
    2.3       Escrow Deposit and Payment of Purchase Price............      8
    2.4       Investment of Escrow Deposit............................      9
    2.5       Purchase Price Allocation...............................      9
    2.6       Assumed Liabilities.....................................     10
    2.7       Remaining Liabilities of Seller.........................     10
    2.8       Taxes...................................................     11

ARTICLE 3     ESCROW..................................................     11
    3.1       Opening Escrow..........................................     11
    3.2       Escrow Instructions.....................................     11
    3.3       Close of Escrow.........................................     11
    3.4       Costs of Escrow.........................................     12
    3.5       Other Costs.............................................     13


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
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
    3.6       Preparation of Preliminary and Final Closing Statements.     13
    3.7       Prorations..............................................     13

ARTICLE 4     OTHER AGREEMENTS........................................     14
    4.1       Expedited Process.......................................     14
    4.2       Overbid Motion..........................................     14
    4.3       Sale Motion.............................................     15
    4.4       Third-Party Contracts Not Accepted by Purchaser.........     16
    4.5       Administrative Claims...................................     16
    4.6       Price Protection........................................     16
    4.7       Registration Rights.....................................     17
    4.8       Intellectual Property Rights............................     18
    4.9       Employees...............................................     19
    4.10      Listing Application.....................................     19
    4.11      Notice of Bankruptcy Motions............................     19
    4.12      Management Agreement....................................     19
    4.13      Covenant Not to Sue Individuals.........................     20
    4.14      No Action to Delay Hearings.............................     20

ARTICLE 5     TITLE TO THE REAL PROPERTY; PERMITTED EXCEPTIONS........     21
    5.1       Title Report............................................     21
    5.2       Title Policy............................................     21

ARTICLE 6     REPRESENTATIONS AND WARRANTIES OF SELLER................     22
    6.1       Status..................................................     22
    6.2       Corporate Power and Authority; Due Authorization........     22
    6.3       Enforceable.............................................     22
    6.4       Title...................................................     22
    6.5       No Changes..............................................     22
    6.6       Availability and Condition of Assets....................     23
    6.7       Equipment...............................................     23
    6.8       Inventory...............................................     24
    6.9       Intellectual Property Rights............................     24
    6.10      Lease Deposits..........................................     24
    6.11      Liquor Licenses and Other Licenses......................     24
    6.12      Restaurant Records and Documents........................     24
    6.13      Petty Cash..............................................     24
    6.14      Third-Party Contracts...................................     24
    6.15      Taxes...................................................     25
    6.16      Compliance With Law.....................................     25
    6.17      Employees...............................................     26
    6.18      Employment Contracts....................................     26
    6.19      Securities Representations..............................     26
    6.20      No Brokers..............................................     28



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
    6.21      Disclosure..............................................     28

ARTICLE 7     REPRESENTATIONS AND WARRANTIES OF PURCHASER.............     28
    7.1       Status..................................................     28
    7.2       Authorization...........................................     28
    7.3       Enforceable.............................................     28
    7.4       No Conflicts............................................     29
    7.5       Consents................................................     29
    7.6       Litigation..............................................     29
    7.7       No Brokers..............................................     29
    7.8       Access..................................................     29
    7.9       Shares..................................................     29
    7.10      Financial Resources.....................................     29
    7.11      Disclosure..............................................     29
    7.12      Hart-Scott-Rodino.......................................     30
    7.13      Disclosure..............................................     30

ARTICLE 8     COVENANTS...............................................     30
    8.1       Maintenance of Assets Prior to Closing..................     30
    8.2       Investigation by Purchaser..............................     30
    8.3       Reasonable Efforts......................................     30
    8.4       No Encumbrance or Transfer..............................     31
    8.5       Notification of Certain Matters.........................     31
    8.6       Business in the Ordinary Course.........................     31
    8.7       Supplier Relations......................................     31
    8.8       Preparation of Audited Statements.......................     31

ARTICLE 9     CONDITIONS TO SELLERS' OBLIGATIONS......................     32
    9.1       Representations, Warranties and Covenants...............     32
    9.2       Consents................................................     32
    9.3       Closing Certificate.....................................     32
    9.4       Funds...................................................     32
    9.5       Purchaser's Deliveries..................................     32
    9.6       Sale Order..............................................     32

ARTICLE 10    CONDITIONS TO PURCHASER'S OBLIGATIONS...................     32
    10.1      Representations, Warranties and Covenants...............     32
    10.2      Overbid Motion..........................................     33
    10.3      Other Bankruptcy Court Orders...........................     33
    10.4      Tax Clearance Certificates..............................     33
    10.5      Other Consents..........................................     33
    10.6      Material Changes........................................     33
    10.7      Closing Certificates....................................     33
    10.8      Sellers' Deliveries.....................................     33
    10.9      Title Policy............................................     33


                                       iv
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
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ARTICLE 11    CLOSING.................................................     34
    11.1      Closing.................................................     34
    11.2      Closing Documents to be Deposited by Sellers into
               Escrow.................................................     34
    11.3      Deposit of Closing Documents and Funds into Escrow
               by Purchaser...........................................     34
    11.4      Liquor License Holdback.................................     35
    11.5      Failure of Condition....................................     35
    11.6      Extended Closing Date...................................     36
    11.7      Possession of Assets....................................     36

ARTICLE 12    DEFAULTS AND REMEDIES...................................     36
    12.1      Sellers' Defaults.......................................     36
    12.2      Purchaser's Remedies....................................     36
    12.3      Purchaser's Defaults....................................     37
    12.4      Sellers' Remedy.........................................     37
    12.5      Liquidated Damages to Purchaser.........................     38

ARTICLE 13    RISK OF LOSS............................................     38
    13.1      Tangible Personal Property..............................     38
    13.2      Casualties to Real Property.............................     39

ARTICLE 14    ACTIONS BY SELLERS AND PURCHASER AFTER THE CLOSING......     40
    14.1      Books and Records.......................................     40
    14.2      Indemnifications........................................     40
    14.3      Further Assurances......................................     42

ARTICLE 15    MISCELLANEOUS...........................................     43
    15.1      Notices.................................................     43
    15.2      Applicable Law..........................................     44
    15.3      Forum...................................................     44
    15.4      Expenses................................................     45
    15.5      Interpretation..........................................     45
    15.6      Severability............................................     45
    15.7      Waiver..................................................     45
    15.8      Binding.................................................     45
    15.9      Entire Agreement........................................     46
    15.10     Modification............................................     46
    15.11     Counterparts............................................     46

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     This Asset Purchase Agreement (this "Agreement") is entered into as of March 21, 1997, by and between Hamburger Hamlet Restaurants Inc. ("HHR"), a Delaware corporation; Hamburger Hamlets Inc., a California corporation; Hamburger Hamlet of Sunset, Inc., a California corporation; Davilew Corporation, a California corporation; Valley Hamlet Corporation, a California corporation; Hamburger Hamlet of Brentwood, Inc., a California corporation; Hamburger Hamlet of Pasadena, Inc., a California corporation; Hamburger Hamlet of Hollywood, Inc., a California corporation; Hamburger Hamlet of Sepulveda, Inc., a California corporation; Hamburger Hamlet of Palm Springs, Inc., a California corporation; Hamburger Hamlet of Georgetown Square, Inc., a Maryland corporation; 109 South Saint Asaph Street, Inc., a Virginia corporation; Hamburger Hamlet of Agoura Hills, Inc., a California corporation; Hamburger Hamlet of Gaithersburg, Inc., a Maryland corporation; Hamburger Hamlet of Crystal City, Inc., a Virginia corporation; Hamburger Hamlet of Valencia, Inc., a California corporation (collectively referred to as "Sellers" and individually referred to as a "Seller"); and Koo Koo Roo, Inc., a Delaware corporation ("Purchaser"), with reference to the following facts:

     A. HHR filed a bankruptcy petition in the United States Bankruptcy Court, Central District of California (the "Bankruptcy Court"), Case No. SV95-19653GM (the "Bankruptcy Proceeding") and the remaining Sellers also filed bankruptcy petitions in the Bankruptcy Court (all such proceedings and the Bankruptcy Proceeding are collectively referred to as the "Bankruptcy Proceedings").

     B. Sellers operate sixteen (16) restaurants under the trade name "Hamburger Hamlet" or "Portner's" in the United States.

     C. Purchaser desires to purchase and assume and Sellers desire to sell and assign the assets and specified liabilities relating to the operation of fourteen (14) of the restaurants.

     NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sellers and Purchaser agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

     As used in this Agreement, the capitalized terms below shall have the following meanings:

     1.1  "Accountants" shall mean BDO Seidman, LLP.
           -----------

     1.2  "Accountants' Final Closing Statement" shall have the meaning given
           ------------------------------------
such term in Section 3.6.

     1.3  "Administrative Material and Equipment" shall mean those assets of
           -------------------------------------
Sellers described on Schedule 1.3.

     1.4  "Assets" shall mean the Administrative Material and Equipment,
           ------
Equipment, Goodwill, Inventory, Intellectual Property Rights, Lease Deposits, Liquor Licenses (to the extent the same are transferable), Other Licenses (to the extent the same are transferable), Operating Assets, Petty Cash, Real Property, Restaurant Records and Documents, and Third-Party Contracts used in connection with, and as to Tangible Personal Property other than the Administrative Material and Equipment located at, the Restaurants, but excluding the Excluded Assets.

     1.5  "Assumed Liabilities" shall mean, subject to Sections 2.7 and 4.4, the
           -------------------
obligations of Sellers under the Third-Party Contracts which are being assigned to Purchaser and which solely arise from and after the Closing Date. In addition, Assumed Liabilities shall include liabilities of Sellers to General Electric Capital Corporation, Textron Financial Corporation, Advanta Business Services Corporation (Advanta Leasing Corporation), and the Small Business Administration to the extent such liabilities do not exceed $250,000.

     1.6  "Assumption Agreement" shall mean an assumption agreement, in form and
           --------------------
substance reasonably satisfactory to Purchaser and HHR, evidencing Purchaser's assumption of the Assumed Liabilities.

     1.7  "Bankruptcy Code" shall mean the United States Bankruptcy Code and any
           ---------------
successor statute thereto, and the rules and regulations issued thereunder and the local bankruptcy rules for the Central District of California, as in effect from time to time.

     1.8  "Bankruptcy Court" shall have the meaning given such term in the
           ----------------
recitals hereto.

     1.9  "Bankruptcy Proceeding" and "Bankruptcy Proceedings" shall have the
           ---------------------       ----------------------
meanings given such terms in the recitals hereto.

     1.10 "Best Knowledge of Seller" shall mean the best knowledge of the senior
           ------------------------
officers of Sellers after diligent inquiry by such officers (including a review of Sellers' files) with respect to the matter in question.

     1.11 "Bill of Sale" shall mean a bill of sale duly executed by Sellers
           ------------
conveying to Purchaser all of Sellers' right, title, and interest in and to the Tangible Personal Property as of the Cut-off Time, in form and substance reasonably satisfactory to Purchaser and HHR.

     1.12 "Casualty" shall mean any material damage to the Real Property or any
           --------
Leased Real Property caused by fire, rain, snow, wind, flood, earthquake, civil unrest, act of God or other cause not under the reasonable control of HHR or any condemnation or other taking of any portion of the Real Property or Leased Real Property.

     1.13 "Close of Escrow" shall have the meaning given such term in Section
           ---------------
3.3.

     1.14 "Closing" shall mean, with respect to the purchase and sale of the
           -------
Assets (other than as provided in Section 11.4), consummation thereof as contemplated by this Agreement.

     1.15 "Closing Date" shall mean the date upon which the Closing occurs,
           ------------
which shall be, subject to Article 10, May 20, 1997 or any other date as HHR and Purchaser shall mutually agree; provided, however, that if Bankruptcy Court approval to the Sale Order has not been obtained by May 9, 1997, the Closing Date shall automatically be extended to eleven (11) days after the Sale Order has been entered by the Bankruptcy Court.

     1.16 "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

     1.17 "Committee" shall mean the Official Committee of Unsecured Creditors
           ---------
in the Bankruptcy Proceeding.

     1.18 "Committee Counsel" shall mean Pachulski, Stang, Ziehl & Young.
           -----------------

     1.19 "Cut-off Time" shall mean 11:59 p.m. (Pacific Time) on the day before
           ------------
the Closing Date.

     1.20 "Encumbrances" shall mean any claim, lien, pledge, option, security
           ------------
interest, or encumbrance of any Person.

     1.21 "Equipment" shall mean all furniture, fixtures, furnishings,
           ---------
equipment, signs, appliances, computers, cash registers and point of sale systems, telephone systems, ovens, stoves, refrigerators, bars, bar fixtures and equipment, lamps, mirrors and heating and lighting fixtures and equipment owned by Sellers and used in connection with, and located at, the operation of the Restaurants, subject to such depletions, and replacements as shall occur and be made in the normal course of business.

     1.22 "Escrow" shall mean the Escrow to be opened with the Escrow Agent and
           ------
established for the sale to Purchaser of all of the Assets in accordance with the terms of this Agreement.

     1.23 "Escrow Agent" shall mean First American Title Insurance Company.
           ------------

     1.24 "Escrow Deposit" shall have the meaning given such term in Section
           --------------
2.3, and shall also include all interest earned thereon.

     1.25 "Escrow Instructions" shall have the meaning given such term in
           -------------------
Section 3.2.

     1.26 "Excluded Assets" shall mean the following assets of Sellers: (a)
           ---------------
Sellers' interest under real property leases for the Excluded Restaurants and Sellers' corporate offices; (b) all furniture, fixtures and equipment associated with the Excluded Restaurants and Sellers' corporate offices other than such equipment which is included in the Administrative Material and Equipment; (c) all vehicles and vehicle leases; (d) all cash, cash equivalents, credit card and other receivables other than the Petty Cash; (e) all deposits and prepaid expenses other than the Lease Deposits or those being assigned to Purchaser in connection with the Restaurants; (f) all notes receivables; (g) all liquor licenses and other licenses and permits used in connection with the Excluded Restaurants; (h) all refunds, volume discounts or advertising allowances arising from activities or transactions which occurred prior to the Closing Date; (i) all corporate and employee records other than such records which are included in the Restaurant Records and Documents (to the extent that Sellers' corporate or employer records are included in the Restaurant Records and Documents, Sellers may retain a copy of such records); and (j) subject to Article 13, all causes of action and rights to receive proceeds from insurance policies owned by Sellers.

     1.27 "Excluded Restaurants" shall mean those certain restaurants operated
           --------------------
by affiliates of Sellers under the name "Hamburger Hamlet" in Costa Mesa and Palm Desert, California and any other restaurants previously operated by Sellers and their affiliates (other than the Restaurants).

     1.28 "Fair Market Value" means the value of a Share determined as follows:
           -----------------

          (a) If the Shares are listed on any established stock exchange or a national market system, including without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share shall be the average of the closing sales price for such stock (or the closing bid, if no sales are reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Shares) on the five (5) trading days immediately preceding (and, which will include the Valuation Date if the Valuation Date is a trading day) and on the five (5) trading days immediately following the Valuation Date, as reported in The Wall Street Journal;

          (b) If the Shares are quoted on the NASDAQ System (but not on the National Market System thereof) or are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share shall be the average of the mean between the high bid and low asked prices for a Share on the five (5) trading days immediately preceding (and, which will include the Valuation Date if the Valuation Date is a trading day) and on the five (5) trading days immediately following the Valuation Date, as reported in The Wall Street Journal; and

          (c) In the absence of any established market for the Shares, the Fair Market Value shall be determined by mutual agreement of HHR and Purchaser; provided, however, if HHR and Purchaser cannot agree, they shall mutually select an independent appraiser to determine the Fair Market Value as of the Valuation Date, the determination of which shall be binding on all parties, and the fees and expenses of such independent appraiser shall be shared equally by HHR and Purchaser.

     1.29 "Final Closing Statement" shall have the meaning given such term in
           -----------------------
Section 3.6.

     1.30 "Final Settlement Date" shall mean the date which is ten (10) days
           ---------------------
after the delivery of the Final Closing Statement unless Sellers object to the Final Closing Statement in the time and manner described in Section 3.6, in which event the Final Settlement Date shall mean the date that all such objections have been resolved.

     1.31 "General Assignment" shall mean an assignment, duly executed by
           ------------------
Sellers and Purchaser, assigning to Purchaser all of Sellers' right, title and interest in and to the Goodwill, Intellectual Property Rights, Lease Deposits, Liquor Licenses (to the extent assignable), Operating Assets, Other Licenses (to the extent assignable) and, except as provided in Section 4.4, the Third-Party Contracts, as of the Cut-off Time, in form and substance reasonably satisfactory to Purchaser and HHR.

     1.32 "Goodwill" shall mean the business of each of the acquired Restaurants
           --------
as a going concern, the goodwill associated therewith and all prepaid expenses and deposits with respect to the Restaurants as of the Closing Date.

     1.33 "Grant Deed" shall mean grant deeds with respect to the Real Property,
           ----------
duly executed and acknowledged by the Sellers who hold legal or equitable title to such Real Property, in form and substance reasonably satisfactory to Purchaser and HHR.

     1.34 "Holdback Amount" shall mean the sum of $100,000.
           ---------------

     1.35 "Inventory" shall mean all merchantable (in the ordinary course of
           ---------
business) inventory of food, beverages (alcoholic and non-alcoholic), paper products, plastic products, uniforms, chinaware, glassware, silverware, pots, pans, kitchen utensils, linens, menus, other consumables and supplies associated with the operation of the Restaurants, subject to such depletions, and replacements as shall occur and be made in the normal course of business.

     1.36 "Intellectual Property Rights" shall mean: (i) the names "Hamburger
           ----------------------------
Hamlet" and "Portner's," any trademark registration relating to such names and any goodwill in such names; (ii) all other trademarks and trade names relating to the foregoing owned by or licensed to Sellers and used in connection with the operation of the Restaurants; and (iii) trade secrets and all other proprietary information of Sellers relating to the operation of the Restaurants.

     1.37 "Lease Deposits" shall mean all lease and other deposits held by
           --------------
lessors or others relating to the Third-Party Contracts which are assumed by Purchaser.

     1.38 "Leased Real Property" shall mean any land, buildings, structures or
           --------------------
improvements subject to a real property lease for a Restaurant.

     1.39 "Liquor Licenses" shall mean all liquor licenses used in connection
           ---------------
with the Restaurants.

     1.40 "Liquor License Holdback" shall mean 686 Shares for each Liquor
           -----------------------
License for which approval from the California Department of Alcoholic Beverage Control, or other California governmental authority, for the assignment to Purchaser of such Liquor License is required, but has not been obtained as of the Closing Date.

     1.41 "Non-Foreign Status Certificate" shall mean a certificate as to the
           ------------------------------
non-foreign status of the Sellers who hold legal or equitable title to the Real Property, in form and substance reasonably satisfactory to Purchaser and HHR, to be executed by such Sellers.

     1.42 "Operating Assets" shall mean all personal property owned by Sellers
           ----------------
located on and used in connection with the Restaurants other than the Excluded Assets, Petty Cash, Equipment, Inventory, Liquor Licenses, Other Licenses, Intellectual Property Rights, Goodwill, Restaurant Records and Documents, and Third-Party Contracts.

     1.43 "Other Licenses" shall mean all of Sellers' right, title, interests,
           --------------
privileges, benefits and remedies in, to and under all licenses, permits, variances, approvals, plans and specifications and land use entitlement, or other government authorizations held by Sellers and/or relating to the construction, reconstruction, occupancy, operation or use of any part of the Restaurants (including, without limitation, all building permits, certificates of occupancy, and business licenses), but excluding the Liquor Licenses.

     1.44 "Outside Registration Date" means, the earlier of (i) the date which
           -------------------------
is two (2) years following the Closing Date, and (ii) the date upon which HHR (or its Permitted Assignees) are permitted to sell the Shares received hereunder without any restrictions pursuant to the provisions of Rule 144 under the Securities Act of 1933, as amended.

     1.45 "Overbid" and "Overbidder" shall have the meanings given such terms in
           -------       ----------
Section 4.2.

     1.46 "Overbid Motion" shall mean that certain motion to be prepared and
           --------------
filed by Sellers in the Bankruptcy Court with respect to the Bankruptcy Proceedings which is further described in Section 4.2.

     1.47 "Pacific Time" shall mean either Pacific Standard Time or Pacific
           ------------
Daylight Savings Time, whichever is then in effect in Los Angeles, California on the date in question.

     1.48 "Permitted Assignee" shall mean (i) any Person who receives the Shares
           ------------------
from: (a) HHR, a disbursing agent or a Chapter 11 trustee in bankruptcy pursuant to the Plan of Reorganization consistent with Section 1145 of the Bankruptcy Code, or (b) a Chapter 7 trustee in bankruptcy pursuant to applicable law, specifically including Securities laws and regulations, or (ii) a Chapter 7 trustee in bankruptcy.

     1.49 "Permitted Exceptions" shall have the meaning given such term in
           --------------------
Section 5.2.

     1.50 "Person" shall mean any corporation, governmental authority,
           ------
individual, limited liability company, partnership, trust or other entity.

     1.51 "Petty Cash" shall mean all petty cash on hand at the Restaurants as
           ----------
of the Cut-off Time, which shall be in the amounts set forth in Schedule 6.13.

     1.52 "Plan of Reorganization" means the plan of reorganization with respect
           ----------------------
to Sellers as confirmed in connection with the Bankruptcy Proceedings.

     1.53 "Preliminary Closing Statement" shall have the meaning given such term
           -----------------------------
in Section 3.6.

     1.54 "Purchase Deposit" shall mean the sum of $1,000,000 which was
           ----------------
deposited by Purchaser with its bankruptcy counsel, Wynne Spiegel Itkin, A Law Corporation.

     1.55 "Purchase Price" shall have the meaning given such term in Section
           --------------
2.2.

     1.56 "Real Property" shall mean all real property owned by Sellers which is
           -------------
used in connection with the operation of the Restaurants, including without limitation, the parking lots associated with the Beverly Drive and Sherman Oaks Restaurants and the improvements thereon.

     1.57 "Representative" shall mean any officer, director, principal,
           --------------
attorney, agent, accountant, employee or other representative.

     1.58 "Restaurant Records and Documents" shall mean all books and records,
           --------------------------------
files, computerized records, software, training materials, marketing materials and other materials related to the other Assets, used or useful in the operation of the Restaurants, and located at and used in connection with the Restaurants.

     1.59 "Restaurants" shall mean those fourteen (14) restaurants owned or
           -----------
operated by Seller which are described on Schedule 1.59.

     1.60 "Sale Motion" shall mean that certain motion to be prepared and filed
           -----------
by Sellers in the Bankruptcy Court with respect to the Bankruptcy Proceedings which is further described in Section 4.3.

     1.61 "Sale Order" shall have the meaning given such term in Section 10.3.
           ----------

     1.62 "Shares" shall mean shares of common stock of Purchaser.
           ------

     1.63 "Tangible Personal Property" shall mean the Administrative Material
           --------------------------
and Equipment, Equipment, Inventory, Operating Assets, Petty Cash and Restaurant Records and Documents.

     1.64 "Tax Clearance Certificates" shall mean, in the case of Restaurants
           --------------------------
located in California, tax clearance certificates issued by the California State Board of Equalization, Franchise Tax Board and Employment Development Department, and in the case of Restaurants located in Maryland and Virginia, similar certificates issued by similar governmental agencies, in each case certifying that all sales, use, franchise and employment taxes relating to the operation of the Restaurants have been properly withheld and paid over to such governmental agencies in accordance with applicable law.

     1.65 "Third-Party Contracts" shall mean all real property leases (including
           ---------------------
without limitation, for the Leased Real Property), personal property leases and other executory contracts of Sellers with respect to the operation of the Restaurants.

     1.66 "Title Policy" shall have the meaning given such term in Section 5.2.
           ------------

     1.67 "Title Report" shall have the meaning given such term in Section 5.1.
           ------------

     1.68 "Valuation Date" shall mean the date occurring eighteen (18) calendar
           --------------
months from the Closing Date.


                                   ARTICLE 2
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

     2.1  Transfer of Assets. Subject to the terms and conditions contained in
          ------------------
this Agreement, on the Closing Date Sellers shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall acquire from Sellers, the Assets, free and clear of all Encumbrances, effective as of the opening of business on the Closing Date.

     2.2  Purchase Price. The total purchase price ("Purchase Price") shall be
          --------------
$11,450,000 and the cash portion of the Purchase Price shall be $9,700,000, subject, however, to adjustments and prorations as provided in Sections 3.6 and
11.4 and Article 13. The non-cash portion of the Purchase Price shall be satisfied through the issuance of 150,000 Shares to HHR, subject to Section 11.4 and to Purchaser's obligations under Section 4.6.

     2.3  Escrow Deposit and Payment of Purchase Price. The Purchase Price shall
          --------------------------------------------
be payable by Purchaser to HHR, on behalf of the Sellers, as follows:

          (a) Provided that Sellers have prepared and filed by March 21, 1997, and served by March 20, 1997, an emergency motion to have the Overbid Motion heard prior to March 28, 1997, in form and content reasonably satisfactory to Purchaser and its counsel, Purchaser shall cause $1,000,000 to be transferred from its bankruptcy counsel's client trust account and deposited into Escrow (the "Escrow Deposit") within one (1) business day of the execution of this Agreement. At the Close of Escrow, the amount of the Escrow Deposit, together with interest earned thereon, shall be credited against the cash portion of the Purchase Price. If this Agreement is terminated prior to the Close of Escrow, the

Escrow Deposit, together with interest earned thereon, shall be disbursed by Escrow Agent in accordance with the applicable provisions of this Agreement.

          (b) Not later than 1:00 p.m., Pacific Time, on the day immediately preceding the Closing Date, Purchaser shall deposit into the Escrow (i) in cash or other immediately available federal funds, the sum of (A) an amount equal to the balance of the cash portion of the Purchase Price less the Holdback Amount, plus (B) an amount adequate to pay any of the estimated prorations and costs
----
described in the Preliminary Closing Statement to be paid by Purchaser through the Escrow in connection with this transaction and (ii) a stock certificate or certificates in the name of HHR evidencing the issuance of 150,000 Shares. On the Closing Date, Purchaser shall pay the Holdback Amount to the Committee Counsel trust account, which Holdback Amount shall be held in trust by Committee Counsel and disbursed in accordance with the applicable provisions of this Agreement.

          (c) If the Bankruptcy Court does not approve either the Overbid Motion or Purchaser's bid at the hearing on the Sale Motion, the Escrow Deposit shall be fully refunded to Purchaser by Escrow Agent within 48 hours of the earlier of either such occurrence and Purchaser shall have no claim to, interest in or lien against Seller, the Assets or otherwise.

     2.4  Investment of Escrow Deposit. Escrow Agent shall hold the Escrow
          ----------------------------
Deposit and the sums deposited pursuant to Section 2.3(b) above in the Escrow and shall invest and reinvest the same, only in bonds, notes, treasury bills or other securities constituting direct obligations of, or fully guaranteed by, the United States of America (and provided, further, that such direct obligations or guarantees, as the case may be, are entitled to the full faith and credit of the United States of America) maturing on or before the Closing Date or in an interest bearing account at such financial institution as may be approved by Purchaser. Purchaser shall pay any income taxes on all interest earned on the Escrow Deposit and paid or credited to Purchaser.

     2.5  Purchase Price Allocation. As described in Section 2.2, Purchaser
          -------------------------
shall pay to HHR, on behalf of Sellers, for the sale, transfer, assignment, conveyance and delivery of the Assets an amount equal to the Purchase Price. The Purchase Price shall be reasonably allocated in accordance with an allocation schedule to be determined by HHR in its reasonable discretion, a copy of which shall be given to Purchaser at least seven (7) days prior to the Closing Date and then attached to this Agreement as Schedule 2.5. Unless otherwise agreed in writing by Purchaser and HHR, Purchaser and Seller shall (a) reflect the Assets in Purchaser's books and for tax reporting purposes in accordance with such allocation, (b) file all forms required under Section 1060 of the Code and all other tax returns and reports in accordance with and based upon such allocation and (c) unless required to do so in accordance with a "determination" as defined in Section 1313(a)(1) of the Code, take no position in any tax return, tax proceeding, tax audit or otherwise which is inconsistent with such allocation.

     2.6  Assumed Liabilities. In addition to the payments to be made by
          -------------------
Purchaser pursuant to Section 2.3, but subject to the terms and conditions contained in this Agreement, Purchaser shall assume the Assumed Liabilities on the Closing Date pursuant to the Assumption Agreement. If Purchaser reasonably determines that the aggregate amount required to be paid by Purchaser with respect to the Assumed Liabilities owed by Sellers to General Electric Capital Corporation, Textron Financial Corporation, Advanta Business Services Corporation (Advanta Leasing Corporation), and the Small Business Administration is less than $250,000, then Purchaser shall pay to HHR, on behalf of Sellers, one-half of the amount by which $250,000 exceeds the amount required to be paid by Purchaser, which payment shall be made upon the later to occur of the Closing Date or seven (7) days after such determination. Purchaser shall use reasonable efforts to make the foregoing determination as soon as practicable.

     2.7  Remaining Liabilities of Seller. Notwithstanding anything to the
          -------------------------------
contrary in this Agreement, Purchaser is not assuming, and shall not be responsible for, any indebtedness, liabilities or obligations of Sellers, whether fixed, contingent or otherwise, or whether arising before or after the filing of the Bankruptcy Proceedings, except for the Assumed Liabilities. All indebtedness, liabilities and obligations of Sellers, other than the Assumed Liabilities, shall remain the indebtedness, liabilities and obligations of Sellers and Sellers shall satisfy such indebtedness, liabilities and obligations in accordance with the Plan of Reorganization, as otherwise required by law, an order of the Bankruptcy Court or as otherwise provided in this Agreement. The liabilities not assumed by Purchaser hereunder and for which Seller shall be responsible include, without limitation, the following: (a) any liability arising under or in connection with any lease, contract, commitment or agreement not included in Assumed Liabilities or not specifically listed as a Third-Party Contract on Schedule 6.14 hereto or, if listed thereon (or entered into after the date hereof with the consent of Purchaser), which arise due to breach or nonperformance by Sellers of their obligations thereunder or which arise or accrue prior to the Closing Date; (b) any post-Closing Date liability in excess of $250,000 in the aggregate with respect to the obligations of Sellers to General Electric Capital Corporation, Textron Financial Corporation, Advanta Business Services Corporation (Advanta Leasing Corporation), and the Small Business Administration; (c) all contingent liabilities for acts or omissions of Sellers, their officers, directors, agents and employees, including any liability or obligation arising out of any alleged breach of any lease contract, permit or agreement to the extent the same is not an Assumed Liability; (d) payment and performance of all trade payables, notes, accounts payable, debts, demands, agreements, arrangements, understandings, claims, litigation, obligations, or liabilities to the extent the same is not an Assumed Liability;
(e) severance payments and any other liability of Sellers to their employees, contractors or agents pursuant to the Worker Adjustment Retraining and Notification Act or other applicable law or regulation, or for salaries, compensation, vacation, sick pay, severance, bonus, profit sharing, pension or other employee benefits or compensation relating to or based on service to Sellers; (f) all taxes accruing from Sellers' business or the operation of the Restaurants prior to the Closing Date, including, without limitation, federal, state and local taxes based upon or measured by Sellers' income, any sales, use or other taxes imposed on or collectable by Sellers based upon the sale of goods and services or other transactions and any real or personal property taxes; (g) any claim asserted against Sellers from an act or omission occurring prior to the Closing Date, whether such claim is in contract, tort, violation of law or otherwise, to the extent the same is not part of the Assumed Liabilities; and (h) any other liability or obligation of Sellers which is not part of the Assumed Liabilities.

     2.8  Taxes. Sellers shall be responsible for the payment of any transfer,
          -----
sales, use or other taxes imposed by reason of the transfer of the Assets pursuant to the Agreement (and any interest or penalty payable with respect to such taxes). Sellers shall cause all such amounts to be paid as and when due under applicable law and shall provide Purchaser with evidence satisfactory to it that all such amounts have been paid.


                                   ARTICLE 3
                                    ESCROW
                                    ------

     3.1  Opening Escrow. Immediately upon the execution hereof by Purchaser and
          --------------
by Sellers, the parties shall deposit an original counterpart of this Agreement with the Escrow Agent.

     3.2  Escrow Instructions. The parties hereto agree that this Agreement,
          -------------------
together with the General Provisions of Escrow Agent attached hereto as Exhibit A, shall constitute the escrow instructions for the transfer of the Assets (the "Escrow Instructions"). In the event of a conflict between the General Provisions of Escrow Agent attached hereto as Exhibit A and the terms of this Agreement (exclusive of Exhibit A) then the terms of this Agreement (exclusive of Exhibit A) shall control. If any requirements relating to the duties or obligations of the Escrow Agent hereunder are not acceptable to the Escrow Agent, or if the Escrow Agent requires additional instructions, the parties agree to make such deletions, substitutions and additions to the Escrow Instructions as counsel for Purchaser and HHR shall mutually approve and which do not substantially alter this Agreement or its intent.

     3.3  Close of Escrow.
          ---------------

          (a) The Escrow shall close on the Closing Date. As used in this Agreement, "Close of Escrow" shall mean the time the Grant Deeds are recorded in the Official Records of Los Angeles County, California.

          (b) Provided that Escrow Agent has not received from either party hereto written notice of the failure of any condition precedent specified in
Article 9 or 10 to the obligations of such party, then, when Purchaser and Sellers have each deposited into the Escrow the documents, instruments and funds required thereof by this Agreement and Escrow Agent can and will issue the Title Policy concurrently with the Close of Escrow, Escrow Agent shall:

               (i) prepare Escrow closing statements for Purchaser and for Sellers based on the Preliminary Closing Statement;

               (ii) insert the Closing Date as the date of any document to be delivered through Escrow but not theretofore dated;

               (iii) deliver the Grant Deeds to Purchaser by causing them to be recorded in the Official Records of Los Angeles County, California;

               (iv) deliver to Purchaser: the Bill of Sale, General Assignment, Non-Foreign Status Certificate, any other document required to be deposited into the Escrow for delivery to Purchaser at the Close of Escrow, and any funds deposited by Purchaser in excess of the amount required under Section 2.3(b) to be paid by Purchaser at the Close of Escrow;

               (v) deliver to HHR: (A) all sums to be received by Sellers from Purchaser through Escrow at the Close of Escrow less the sum of (I) all amounts to be paid by Sellers, if any, pursuant to Section 3.4 for Escrow Agent's fees and expenses, and (II) the amount to be withheld as described in Section 13.1, if any; and (B) the stock certificate evidencing the issuance of 150,000 Shares to HHR (less certificates evidencing the Liquor License Holdback, if any), the General Assignment, the Assumption Agreement and any other document required to be deposited into the Escrow for delivery to HHR at the Close of Escrow; and

               (vi)  cause the Title Policy to be issued.

     3.4  Costs of Escrow. Costs of the Escrow shall be allocated as follows:
          ---------------

          (a)  Purchaser shall pay the Escrow fees.

          (b) Sellers shall pay the fees for recording the Grant Deeds, all documentary transfer taxes, if any, imposed upon the conveyance of the Real Property to Purchaser and the cost of the Title Policy (except, if applicable, for any portion of the premium which is in excess of the premium for a CLTA Standard Coverage owner's policy of title insurance).

          (c) Purchaser shall pay, if applicable, the portion of the premium for the Title Policy which is in excess of the premium for a CLTA Standard Coverage owner's policy of title insurance.

          (d) Except as otherwise expressly provided herein, any other costs incurred through the Escrow shall be apportioned in the manner customary in escrows of Escrow Agent in Los Angeles County, California.

          (e) Notwithstanding anything to the contrary, if the Escrow fails to close on the Closing Date for any reason whatsoever, including, without limitation, a failure of a condition precedent set forth in Article 9 or 10, the Escrow costs (including, without limitation, Escrow cancellation fees) shall be borne by the party (if any) in material breach of this Agreement, or, if neither or both Purchaser and Sellers are in material breach, said costs shall be divided equally between Purchaser on the one hand and Sellers on the other hand.

     3.5  Other Costs. Except as otherwise expressly provided to the contrary
          -----------
herein, each party shall pay all of its own legal, accounting and consulting fees and all other costs and expenses incurred in connection with the transaction contemplated by this Agreement.

     3.6  Preparation of Preliminary and Final Closing Statements. The parties
          -------------------------------------------------------
hereto authorize the Accountants to examine and audit the books and records of the Restaurants and the Assets, to such extent as the Accountants may deem necessary in order to make the prorations required under Section 3.7. Based upon such preliminary examination and audit, the Accountants will prepare and, three
(3) days prior to the Closing Date, deliver to each of the parties a "Preliminary Closing Statement" (herein so called), which will show the net amount due as a result of such prorations either to Sellers or to Purchaser, and such net amount will be added to, or subtracted from the payment of the cash balance of the Purchase Price to be paid to HHR on behalf of Sellers pursuant to
Section 2.3. Within forty-five (45) days following the Closing Date, the Accountants shall deliver an "Accountants' Closing Statement" (herein so called) to each of the parties setting forth its final determination of all prorations to be made pursuant to the Agreement. If Purchaser or HHR object to the Accountants' Final Statement, the objecting party shall notify the other party of such objection within fifteen (15) days following the receipt of the Accountants' Final Statement. Such objections shall be resolved by mutual agreement or by the Bankruptcy Court. (If no objections to the Accountants' Final Statement are brought within the time period set forth above, the Accountants' Final Statement shall constitute the "Final Closing Statement." If objections are brought in a timely manner, the "Final Closing Statement" shall refer to the statement as corrected to reflect the resolution of all objections.)

     Within ten (10) days following the Final Settlement Date, the net amount due Purchaser by reason of adjustments in the Preliminary Closing Statement as shown in the Final Closing Statement shall be paid in cash to Purchaser by Committee Counsel from the Holdback Amount, and the balance of the Holdback Amount shall be paid to HHR on behalf of Sellers. If the net amount due to Sellers by reason of adjustment in the Preliminary Closing Statement as shown in the Final Closing Statement exceeds the Holdback Amount, then, within ten (10) days following the Final Settlement Date, Committee Counsel shall pay the Holdback Amount to HHR on behalf of Sellers and Purchaser shall pay such net amount in excess of the Holdback Amount to HHR on behalf of Sellers. The Holdback Amount shall not be applied to any claims of Purchaser other than as described in the Final Closing Statement.

     3.7  Prorations. The following matters and items shall be apportioned on an
          ----------
accrual basis as of the Cut-off Time between Purchaser and Sellers:

          (a)  Taxes and Assessments. All ad valorem taxes, special or general
               ---------------------
assessments, and real and personal property taxes. If the amount of any such item is unascertainable on the Closing Date, the credit therefor shall be based on the most recent available bill. If the actual amount of any such item, when later determined, and prorated for the applicable period, differs from the credit given therefor on the Preliminary Closing Statement, the parties shall promptly make the appropriate adjustment pursuant to the Final Closing Statement, and the party owning sums by reason of such adjustment shall promptly remit such sums to the other party.

          (b)  Utility Contracts. Telephone contracts and contracts for the
               -----------------
supply of heat, steam, electric power, gas, lighting and any other utility service. At Purchaser's option, cut-off readings will be secured for all utilities as of the Cut-off Time.

          (c)  Third-Party Contracts. Any amounts prepaid or payable under any
               ---------------------
Third-Party Contracts.


                                   ARTICLE 4
                               OTHER AGREEMENTS
                               ----------------

     4.1  Expedited Process. As a material inducement for Purchaser to enter
          -----------------
into this Agreement, Sellers acknowledge that Purchaser has expressed its need to consummate the transaction contemplated herein as expeditiously as possible. Purchaser has been advised that Sellers, Banque Paribas and the Committee have agreed to utilize their reasonable efforts to expedite the sale process so that the Sale Motion is heard no later than April 18, 1997. Based upon the foregoing, Sellers and Purchaser have agreed to an expedited process for a hearing before the Bankruptcy Court on the Overbid Motion, so that the hearing on the Sale Motion can take place by April 18, 1997. Sellers shall file, by March 21, 1997, and serve by March 20, 1997, an emergency motion to have the Overbid Motion heard prior to March 28, 1997, and to have the hearing on the Sale Motion take place no later than April 18, 1997, and timely notice thereof filed and served by March 28, 1997. If the Bankruptcy Court does not approve such emergency motion, then the hearing dates for the Overbid Motion and the Sale Motion, and the filing and serving dates required with respect thereto, described in Sections 4.2 and 4.3, respectively, shall apply and remain in full force and effect. Nothing set forth herein shall affect the agreement of Sellers and Purchaser herein that if the Bankruptcy Court does not approve the overbid procedures and break-up fee set forth in the Overbid Motion, whether at an expedited or other hearing, Purchaser has no obligation whatsoever to proceed with the transaction contemplated herein, shall receive its $1,000,000 retained in its counsel's trust account, and neither the Sellers nor the Purchaser shall have any continuing obligations or liability to the other.

     4.2  Overbid Motion. On or before March 25, 1997 (or such earlier date
          --------------
described in Section 4.1), Sellers shall file with the Bankruptcy Court a motion (the "Overbid Motion"), in form and content satisfactory to Purchaser's bankruptcy counsel, seeking approval of the following with respect to the sale of the Assets at a hearing to be held on or before April 18, 1997 (or such earlier date described in Section 4.1):

          (a)  Minimum Overbid Protection. Sellers shall not accept, nor be
               --------------------------
required to accept, any bid or combination of bids ("Overbid"), except for a qualifying overbid, by any overbidder ("Overbidder") for the sale of less than all of the Assets. For purposes of this Agreement, a qualifying Overbid(s) must meet the following terms and conditions:

               (i) Five (5) days prior to any hearing on the sale, all potential Overbidders, in order to qualify, must deposit with HHR a $1,000,000 cash deposit. Such deposit will be non-refundable and credited toward the purchase price if such Overbidder is the successful bidder, or will serve as liquidated damages if such Overbidder is the successful bidder but defaults in the purchase of the Assets.

               (ii) The initial Overbid must exceed the Purchase Price by at least $600,000, must contain at least a $9,700,000 cash component and must include the assumption of all of the Assumed Liabilities (other than up to any three (3) Third-Party Contracts with respect to Leased Real Property and all Third-Party Contracts relating to the ownership or operation of the Restaurants associated therewith other than the Third-Party Contracts with General Electric Capital Corporation, Textron Financial Corporation, Advanta Business Services Corporation (Advanta Leasing Corporation) and the Small Business Administration).

               (iii) After the initial Overbid, all Overbids must be in the minimum incremental amount of $100,000 in cash or cash equivalent.

               (iv) The Overbid must seek to acquire all of the Assets, on terms and conditions not less favorable to Sellers than the terms and conditions set forth herein.

               (v) All Overbidders must demonstrate, on or before five (5) days prior to the hearing on the Sale Motion, their financial qualifications to HHR's sole satisfaction.

          (b)  Break-up Fee. Sellers shall pay a "break-up fee" to Purchaser if
               ------------
Purchaser is ultimately not the successful purchaser of the Assets by reason of the Bankruptcy Court's approval of a qualifying Overbid. The amount of the break-up fee shall be $350,000 plus ten percent (10%) of the amount of the successful Overbid in excess of the initial Overbid, payable out of the successful Overbidder's deposit upon entry of the Bankruptcy Court's order approving the sale to such Overbidder. The Bankruptcy Court's order approving the Overbid Motion shall specifically authorize the payment of the "break-up" fee to Purchaser referred to in the preceding sentence.

     4.3  Sale Motion. On or before March 28, 1997 (or such earlier date
          -----------
described in Section 4.1), Sellers shall file with the Bankruptcy Court a motion (the "Sale Motion") under Sections 363 and 365 of the Bankruptcy Code and Rules 6004 and 6006 of the Federal Rules of Bankruptcy Procedure, seeking approval of this Agreement and the transaction described herein at a hearing to be held on or before May 5, 1997 (or such earlier date described in Section 4.1), and authorizing the sale of the Assets to Purchaser free and clear of all Encumbrances (other than the Assumed Liabilities) and the payment of all of Sellers' obligations hereunder without further court order. The form and substance of the Sale Motion and the proposed order with respect thereto shall be subject to the reasonable approval of Purchaser and Purchaser's bankruptcy counsel prior to filing with the Bankruptcy Court. Sellers and Purchaser shall use their reasonable best efforts to cooperate and make such filings and take such other actions as are reasonably necessary to cause the Bankruptcy Court to enter such proposed order.

     4.4  Third-Party Contracts Not Accepted by Purchasers. Notwithstanding
          ------------------------------------------------
anything to the contrary contained in this Agreement, Purchaser may elect, at or before the hearing on the Overbid Motion, not to accept an assignment of up to any three (3) Third-Party Contracts with respect to Leased Real Property and all Third-Party Contracts relating to the ownership or operation of the Restaurants associated therewith (other than the Third-Party Contracts with General Electric Capital Corporation, Textron Financial Corporation, Advanta Business Services Corporation (Advanta Leasing Corporation) and the Small Business Administration), in which event the Seller who is a party to such Third-Party Contract shall reject said Third-Party Contracts or assume and assign the same to another Person at such Seller's option. Thereafter, Purchaser may only decline to accept Third-Party Contracts with the consent of the Seller who is a party to such Third-Party Contract and the Committee, in which event such Seller shall reject said Third-Party Contract or assume and assign the same to another Person, at such Seller's option. There will be no adjustment in the Purchase Price if Purchaser declines to accept any Third-Party Contract and any Seller thereafter rejects or assumes and assigns any of such Third-Party Contracts to a Person other than Purchaser.

     4.5  Administrative Claims. Sellers represent, acknowledge and agree that
          ---------------------
all amounts which they are obligated to pay to, or for the benefit of, Purchaser under this Agreement are administrative claims under Bankruptcy Code Section 503(b) which are provided priority treatment under Bankruptcy Code Section 507(a)(1); provided, however, that this Section shall have no effect on the classification or priority afforded to obligations of the Sellers (other than as described in Section 2.8 or Section 3.4) to third parties.

     4.6  Price Protection. As soon as reasonably practical after the Valuation
          ----------------
Date (but not later than forty-five (45) days after the Valuation Date), if the Fair Market Value of a Share is less than $11.67, Purchaser shall, at its election either, pay cash to HHR, issue additional Shares to HHR, or any combination thereof, such that the sum of (a) the 150,000 Shares multiplied by the Fair Market Value of a Share, (b) the additional Shares, if any, to be issued under this Section 4.6 multiplied by the Fair Market Value of a Share, and (c) the cash, if any, to be paid under this Section 4.6, shall equal $1,750,000 in the aggregate; provided, however, that (i) if HHR has sold, assigned or otherwise transferred any of the 150,000 Shares prior to the Valuation Date (other than a transfer by HHR, a disbursing agent or a Chapter 11 trustee in bankruptcy pursuant to the Plan of Reorganization consistent with
Section 1145 of the Bankruptcy Code or to or from a Chapter 7 trustee in bankruptcy pursuant to applicable law, specifically including securities laws and regulations, which transfers are expressly not subject to this clause (i)), no payment of cash or issuance of Shares shall be required under this Section
4.6 with respect to the Shares so transferred and the payment of cash or issuance of Shares shall be proportionately reduced, and (ii) if Purchaser increases or decreases the number of its issued and outstanding Shares, or changes in any way the rights and privileges of such Shares, by means of (A) the payment of a stock dividend or the making of any other distribution on such Shares payable in Shares, (B) a forward or reverse stock split or other subdivision of Shares, (C) a consolidation or combination involving the Shares, or (D) a reclassification or recapitalization involving the Shares, then the valuation price of $11.67 and the number of Shares referred to in this Section
4.6 shall be proportionately adjusted. As an example of the occurrence described in clause (i) above, if HHR had so transferred 37,500 Shares prior to the Valuation Date, Purchaser's obligations under this Section 4.6 would be reduced to paying cash or issuing additional Shares such that the sum of (a) 112,500 Shares multiplied by the Fair Market Value of a Share, (b) the additional Shares, if any, to be issued under this Section 4.6 multiplied by the Fair Market Value of a Share, and (c) the cash, if any, to be paid under this Section 4.6, shall equal $1,312,500 in the aggregate. As an example of the occurrence described in clause (ii) above, if Purchaser were to declare a two-for-one forward stock split or a 100% stock dividend, then the number of Shares subject to this Section 4.6 (or 150,000 Shares) would be doubled (to 300,000) and the valuation price of $11.67 would be reduced by 50% (to $5.835).

     4.7  Registration Rights.
          -------------------

          (a) If at any time prior to the Outside Registration Date, Purchaser proposes to register any shares of common stock under the Securities Act of 1933 as amended, in an underwritten public offering, for its own account or for the account of any other selling shareholders, on any form ("Registration Statement") other than S-8, S-4 or successor forms, Purchaser will give prompt written notice to HHR and all Permitted Assignees holding Shares. HHR or any such Permitted Assignee may notify Purchaser, in writing within fourteen (14) days of receipt of such notice of the number of Shares, if any, that it desires to include in such registration, and Purchaser shall use its best efforts to cause such Shares to be included in such registration (subject to customary reductions which shall apply to all parties (including Purchaser) participating in the offering on a pro rata basis, if the managing underwriter notifies Purchaser in writing that all Shares proposed to be sold cannot in fact be sold). Notwithstanding the foregoing, Purchaser's obligations under this Section
4.7 are conditioned upon Purchaser's timely receipt from HHR or any Permitted Assignee in writing of such information as Purchaser or its underwriters may require for inclusion in the Registration Statement together with such sale agreements as the managing underwriter may require for such Shares. Purchaser shall bear all registration and filing fees, state blue sky fees, printing expenses, and fees and disbursements of counsel and accountants for Purchaser in connection with registering the Shares issued to HHR in connection with this Agreement as well as up to $2,500 in fees and expenses of one counsel for HHR and the Permitted Assignees registering Shares under this provision. HHR and Permitted Assignees who register Shares under this provision shall bear the portion of underwriting commissions, transfer taxes and the underwriter's accountable and nonaccountable expense allowances attributable to the Shares sold by them and all costs and expenses of their counsel in excess of $2,500. Purchaser will, at all times following the Closing Date through the Outside Registration Date, make such filings with the Securities and Exchange Commission as are required to satisfy the requirements of Rule 144(c) or any successor provision under the Rules promulgated pursuant to the Securities Act of 1933.

          (b) In connection with any such Registration Statement, Purchaser shall indemnify Seller, Permitted Assignee and their respective affiliates, officers, directors, shareholders, employees, agents, attorneys, registered representatives, and control persons against any claims, losses, damages, expenses or liabilities which Seller, Permitted Assignee or any of their respective affiliates, officers, directors, shareholders, employees, attorneys, accountants, agents, registered representatives, and control persons may incur from any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein, or any amendment or supplement thereto, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Purchaser will reimburse HHR, Permitted Assignee and their respective affiliates, officers, directors, shareholders, employees, agents, attorneys, registered representatives, and control persons for any legal or other expenses incurred by each such person in connection with investigating or defending any such claim; provided that Purchaser shall not be obligated to indemnify HHR, Permitted Assignee or their respective affiliates, officers, directors, shareholders, employees, attorneys, accountants, agents, registered representatives, and control persons to the extent such claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by HHR or Permitted Assignee to Purchaser specifically for use in the Registration Statement.

          (c) If HHR or any Permitted Assignee registers Shares in connection with any such Registration Statement, HHR and each Permitted Assignee (as applicable) shall indemnify Purchaser and its affiliates, officers, directors, shareholders, employees, attorneys, accountants, agents, registered representatives, and control persons against any claims which Purchaser or any of its affiliates, officers, directors, shareholders, employees, attorneys, accountants, agents, registered representatives, and control persons may incur from any untrue statement or alleged untrue statement of material fact contained in the Registration Statement, any prospectus contained therein, or any amendment or supplement thereto, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by HHR or any such Permitted Assignee to Purchaser specifically for use in the Registration Statement.

     4.8  Intellectual Property Rights. From and after the Closing Date, Sellers
          ----------------------------
shall cease using, or permitting any Person to use, any of the Intellectual Property Rights in connection with the operations or the ownership of the Excluded Assets or Excluded Restaurants; provided, however, that Sellers shall be permitted to use their current corporate names as may be agreed to in writing by Purchaser or in connection with pleadings or communications related to the Bankruptcy Proceedings, and shall not be obligated hereunder to merge, dissolve or otherwise cause a change in their corporate names by filing all necessary documents with the applicable Secretary of State to amend their Certificates of Incorporation or Articles of Incorporation, as the case may be, until the earlier of (a) the date that the Plan of Reorganization has been confirmed by the

Bankruptcy Court or (b) September 30, 1997. Without limiting the foregoing,
(c) Sellers shall, as of the Closing Date, remove the trademarks being assigned to Purchaser from all equipment, menus, uniforms, supplies, paper products, chinaware, marketing materials, training materials, linens and stationery which are not included in the Assets, or if such trademarks cannot be removed, either destroy all such assets or, if agreed to by Purchaser, transfer such assets to Purchaser at no cost to Purchaser and (d) following the Closing Date, all press releases and public announcements made by Sellers (other than Bankruptcy Court filings) shall reference Sellers as the former owners and operators of the Restaurants.

     4.9  Employees. All employees of Seller (other than the chairman and chief
          ---------
financial officer of HHR or its affiliates and the employees whose principal site of employment is one of the Excluded Restaurants) shall be terminated by Sellers as of the Cut-off Time and all of the employees whose principal site of employment is one of the Restaurants, and substantially all of such other employees, shall immediately be rehired as at-will employees by Purchaser at the same level of compensation and with comparable benefits. In terminating such employees, Sellers shall provide such notices and pay such amounts to such employees as and when may be required under law or regulation or any employment agreement, profit sharing or pension plan or other compensation arrangement to which Seller is a party. Seller shall have no liability for any obligation of Purchaser to the employees hired by Purchaser pursuant to the preceding sentence solely relating to or based on services rendered by such employees to Purchaser from and after the Closing Date, including any liability for salaries, compensation, vacation, sick pay, severance, bonus, profit sharing, pension or other employee benefits or compensation from and after the Closing Date. At Purchaser's election, Purchaser shall either establish a comparable "401(k)" plan for such employees or assume Sellers' existing "401(k)" plan.

     4.10 Listing Application. Prior to Closing, Purchaser shall file an
          -------------------
additional listing application with NASDAQ with respect to the Shares and shall take such other action as may be necessary to cause the Shares to be listed on NASDAQ as of the Closing Date.

     4.11 Notice of Bankruptcy Motions. Sellers covenant that they will duly
          ----------------------------
serve notice of the Overbid Motion by March 28, 1997 (unless the Bankruptcy Court grants the application to shorten time or the emergency motion described in Section 4.1) on, at a minimum, Banque Paribas and the Committee through their counsel, parties requesting special notice and the Office of the United States trustee and duly serve notice of the Sale Motion by April 4, 1997 (or such earlier date described in Section 4.1), on all of their claimants, creditors, lien holders, interest holders, parties to Third-Party Contracts, parties requesting special notice and the Office of the United States trustee and such other Persons as may be required by applicable law. Sellers also shall provide Purchaser, within one (1) business day of filing with the Bankruptcy Court, with a copy of all pleadings or motions filed in the Bankruptcy Proceedings from the date of the Agreement through the Closing Date which relate to this Agreement, the operation of the Restaurants, the Assets or the Assumed Liabilities.

     4.12 Management Agreement. Upon the request of Purchaser, Purchaser and the
          --------------------
Sellers who hold the Liquor Licenses for the Restaurants located in Maryland and Virginia shall, on or before the Closing Date, enter into a management agreement, reasonably satisfactory to Purchaser and HHR, providing, among other things, that (a) pending the issuance to Purchaser of liquor licenses for such Restaurants, such Sellers and Purchaser will agree, to the maximum extent permitted by Maryland or Virginia law, as the case may be, to an arrangement permitting the sale of alcoholic beverages under Sellers' Liquor Licenses, (b) Sellers shall not be required thereunder to make payments or provide any services for which it does not receive reimbursement for its reasonable out-of-pocket costs, (c) except to the minimum extent expressly required by Maryland or Virginia law, as the case may be, no additional compensation shall be paid or payable by Purchaser under such agreement, and (d) Purchaser shall indemnify such Sellers against any damages or liability that they may incur by reason of Purchaser operating under Sellers' Liquor Licenses (other than legal fees or costs relating to the preparation and negotiation of such agreement).

     4.13 Covenant Not to Sue Individuals. Except for a legal action relating to
          -------------------------------
fraud, gross negligence, willful misconduct or violation of law, Purchaser covenants that, following the Closing Date, it shall not bring any legal action against Sellers' Chief Executive Officer (or Matthews & Associates, Inc.) or Chief Financial Officer in their personal capacities with respect to this Agreement. The parties agree that the preceding sentence shall not be deemed to create any implication as to whether Purchaser has any claim or cause of action with respect to such individuals except as expressly provided in this Agreement or by law.

     4.14 No Action to Delay Hearings. Sellers acknowledge that Purchaser is
          ---------------------------
entering into this Agreement with the express understanding that Sellers, Banque Paribas and the Committee shall take all action reasonably necessary to request the Bankruptcy Court to approve the emergency motion described in Section 4.1, and to request the Bankruptcy Court to hear the Overbid Motion and the Sale Motion no later than the respective dates described in this Agreement. Sellers jointly and severally represent and warrant to, and covenant with, Purchaser that no Seller shall take any action, or omit to take any action, which, directly or indirectly, may result in the emergency motion described in Section
4.1 or the Overbid Motion not being approved or in any such hearings being taken off calendar, postponed or otherwise delayed beyond the respective dates described in this Agreement. For purposes of this Agreement, and without limiting the foregoing, Sellers acknowledge and agree that any of the following events shall also constitute a default of Sellers' obligation under this Section 4.14: (a) any Seller seeks to withdraw the emergency motion described in Section 4.1, the Overbid Motion or the Sale Motion, (b) any Seller encourages or solicits any Person to take, or omit to take, any action except for overbids in accordance with the procedures described in the Overbid Motion, which, directly or indirectly, may result in any such hearing being so delayed, (c) the Committee or Banque Paribas objects to the emergency motion described in Section 4.1, the Overbid Motion or the Sale Motion, or (d) the Committee or Banque Paribas takes, or omits to take, any action (or encourages or solicits any Person to take, or omit to take, any action) except for overbids in accordance with the procedures described in the Overbid Motion, which, directly or indirectly, may result in any such hearing being so delayed.

                                   ARTICLE 5
               TITLE TO THE REAL PROPERTY; PERMITTED EXCEPTIONS
               ------------------------------------------------

     5.1  Title Report. Purchaser acknowledges and agrees that it has received
          ------------
and approved the CLTA standard coverage preliminary title reports dated March 7, 1997 (the "Title Reports") attached as Exhibit B hereto and all exceptions contained therein.

     5.2  Title Policy.
          ------------

          (a)  Permitted Exceptions. Purchaser's title to the Real Property
               --------------------
shall be insured by CLTA Standard Coverage owner policies of title insurance (collectively, the "Title Policy") issued by the Escrow Agent, with liability in the amount allocated to the Real Property on Schedule 2.5, showing fee simple title to the Real Property vested in Purchaser, subject only to the following items (which items are collectively referred to herein as "Permitted Exceptions"):

               (i) nondelinquent city, county and special district taxes and special assessments, if any;

               (ii) the printed exceptions and exclusions to be set forth in the Title Policy;

               (iii) the exceptions described on Schedule 5.2; and

               (iv) such other matters as Purchaser shall have approved in writing.

     The Title Policy shall contain such endorsements as Purchaser shall elect, which endorsements shall be at the sole cost and expense of Purchaser.

          (b)  ALTA Policy. Purchaser may request issuance by the Escrow Agent
               -----------
of a Title Policy in the form of an ALTA Extended Coverage owner's policy of title insurance with liability in the amount allocated to the Real Property on
Schedule 2.5; provided, however, that, in such event: (i) Purchaser shall be solely responsible for paying any difference in premium or charge between the title policy described in Subsection 5.2(a) above and the ALTA policy, if any, issued, and for any survey and other costs associated with such ALTA policy; and
(ii) the issuance of the Title Policy as an ALTA Extended Coverage Policy shall not be a condition precedent to Close of Escrow or to Purchaser's obligations under this Agreement.

          (c)  Delivery of Title Policy. The Title Policy shall be effective at
               ------------------------
Close of Escrow and shall be delivered to Purchaser promptly thereafter.

                                   ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Sellers hereby jointly and severally represent and warrant to Purchaser as follows:

     6.1  Status. Sellers are corporations duly incorporated, validly existing
          ------
and in good standing under the laws of the States of Delaware, California, Maryland or Virginia and are qualified to do business and in good standing under the laws of the States in which they are incorporated. Sellers have all necessary corporate power and authority to own its properties and conduct its business as it is presently being conducted pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

     6.2  Corporate Power and Authority; Due Authorization. Subject to
          ------------------------------------------------
Bankruptcy Court approval, each Seller has all necessary corporate power and authority, and has taken all corporate action necessary to enter into this Agreement and each of the documents referenced herein to which such Seller is or will be a party and to consummate the transactions contemplated thereby. Each Seller has duly authorized HHR to act on its behalf in connection with the transactions contemplated hereunder and to receive, on its behalf, all notices, deliveries and payments, to which such Seller may be entitled.

     6.3  Enforceable. Upon entry of the Sale Order, this Agreement will have
          -----------
been, and all documents referenced herein which are to be delivered by Sellers at Closing will have been, duly executed and delivered by Sellers and constitute legal, valid and binding obligations of Sellers enforceable against them in accordance with their respective terms.

     6.4  Title. Upon entry of the Sale Order, Sellers will have good and
          -----
marketable title to and own the entire right, title and interest in and to the right to use all of the Assets free and clear of all Encumbrances (other than the Assumed Liabilities). On the Closing Date, Sellers shall transfer to Purchaser such title to the Assets (other than Liquor Licenses and Other Licenses which are not transferable) free and clear of all Encumbrances (other than the Assumed Liabilities).

     6.5  No Changes. (a) From December 31, 1996 through the date of this
          ----------
Agreement, there has not been, other than in the ordinary course of business or approved by the Bankruptcy Court, any:

               (i)   transaction with respect to the Restaurants;

               (ii)  capital expenditures with respect to the Restaurants;

               (iii) revaluation by Sellers of any assets relating to the Restaurants.

               (iv) increase in the salary or other compensation payable or to become payable by Sellers to any of their officers, directors, or employees with respect to the Restaurants, or the declaration, payment, or commitment or obligation of any kind for the payment, by Sellers, of a bonus or other additional salary or compensation to any such person; or

               (v)   sale or transfer of any Asset.

          (b)  Since December 31, 1996 there has not been any:

               (i) material adverse change in the Assets or the financial condition, liabilities, business, or prospects of the Restaurants;

               (ii) destruction, damage to, or loss of any Asset (whether or not covered by insurance) that materially and adversely affects the financial condition, business, or prospects of the Restaurants;

               (iii) commencement or notice or threat of commencement of any civil litigation or any governmental proceeding against or investigation of the Restaurants which would have a material adverse impact on the Restaurants; or

               (iv) labor trouble or claim of wrongful discharge or other unlawful labor practice or action which would have a material adverse impact on the Restaurants.

     6.6  Availability and Condition of Assets. Except for Excluded Assets, the
          ------------------------------------
Assets, together with the Liquor Licenses and Other Licenses which are not transferable, constitute all of the operating assets of the Restaurants and all of the goodwill of the Restaurants including, without limitation, all of the contractual rights, intangible rights, information, personal property, and other items, information and things used or intended for use in the business and operation of the Restaurants. The Assets constitute all assets which are reasonably necessary to permit Purchaser to operate the Restaurants in the same manner and to the same extent as now conducted by Sellers except for Liquor Licenses and Other Licenses which may not be transferable. To the Best Knowledge of Seller, the Assets are in usable condition (except for normal wear and tear) and are suitable for their intended uses.

     6.7  Equipment. Sellers have made available to Purchaser for its review and
          ---------
inspection all Equipment used or useful in the operation of the Restaurants (whether or not located at a Restaurant) and all Administrative Material and Equipment. The Administrative Material and Equipment described on Schedule 1.3 includes, among other things, all computer equipment, software, computer records, related manuals, diskettes and other office equipment (exclusive of furniture or fixtures) used by employees of Sellers (other than Sellers' Chief Executive Officer or Chief Financial Officer) at Sellers' corporate offices. Except for Assets leased pursuant to Third-Party Contracts described on Schedule 6.14, no personal property used by Sellers in connection with the Restaurants and no Administrative Material and Equipment is held under any lease, security agreement, conditional sales contract or other titled retention or security arrangement, or is located other than in the possession of Sellers at the Restaurants.

     6.8  Inventory. Sellers have made available to Purchaser for its review and
          ---------
inspection all Inventory. As of the Closing Date the Inventory will consist only of items which are of a quality usable in the ordinary course of business. On the Closing Date, Inventory at each Restaurant will be sufficient to operate the Restaurant normally for three (3) days, except for perishable items which must be purchased on a daily basis, which will be sufficient for one (1) day of normal operations at each Restaurant.

     6.9  Intellectual Property Rights. A true and complete list of all
          ----------------------------
Intellectual Property Rights is set forth in Schedule 6.9. To the Best Knowledge of Seller, no infringement of any trademark, trade name, service mark, or copyright or registration thereof or any proprietary right of any kind has occurred or results in any way in from the ownership or use of the Intellectual Property Rights or the operation of the Restaurants. To the Best Knowledge of Seller, (i) no claim or threat of any such infringement has been made with respect with any of the Intellectual Property Rights, (ii) no claim of invalidity of Sellers' ownership of or right to use any of the Intellectual Property Rights has been made and (iii) no proceedings are pending or threatened, which challenge the validity or ownership of any of the Intellectual Property Rights or Sellers' use thereof and Sellers know of no infringing use of any of the Intellectual Property Rights by others.

     6.10 Lease Deposits. Schedule 6.10 sets forth a true and correct list of
          --------------
all Lease Deposits.

     6.11 Liquor Licenses and Other Licenses. Schedule 6.11 sets forth a true
          ----------------------------------
and correct list of all Liquor Licenses used in connection with the Restaurants, and, to the Best Knowledge of Seller, of all Other Licenses.

     6.12 Restaurant Records and Documents. Sellers have made available to
          --------------------------------
Purchaser, and shall continue to make available to Purchaser prior to the Closing, true and correct copies of all Restaurant Records and Documents and financial statements and insurance policies relating to the operation of the Restaurants.

     6.13 Petty Cash. The Petty Cash on hand at the Restaurants as of the Cut-
          ----------
off Time, and which shall be transferred to Purchaser on the Closing Date, shall consist of at least the amounts set forth on Schedule 6.13.

     6.14 Third-Party Contracts. Except as described on Schedule 6.14, (a) all
          ---------------------
Third-Party Contracts are listed in Schedule 6.14 as well as all monetary defaults thereunder, both pre-Bankruptcy Proceedings and arising on or after the commencement of the Bankruptcy Proceedings; (b) each of the Third-Party Contracts described in Schedule 6.14 constitutes the valid and binding obligation of the Seller thereto and the other parties thereto, is in full force and effect and may, subject to Bankruptcy Court approval, be assumed by such Seller and assigned to Purchaser pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breach of the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with any other party other than the approval of the other party to said Third Party Contract or an order of the Bankruptcy Court approving the assignment and assumption of said Third-Party Contract to Purchaser; and (c) other than by reason of defaults on the commencement of the Bankruptcy Proceeding, Sellers are not, nor alleged to be in, material breach or default under, nor is there alleged to be any basis for termination of, any of the Third-Party Contracts and, to the Best Knowledge of Seller, no other party to any of the Third-Party Contracts has breached or defaulted thereunder, and no event has occurred which, with the passage of time, or the giving of notice or both, would constitute a material default or breach by Sellers or, to the Best Knowledge of Seller, by any other party. True and complete copies of each of the Third-Party Contracts (including all amendments or modifications thereto) have been made available to Purchaser by Sellers.

     6.15 Taxes. Seller will file all required federal, state, county and local
          -----
income, excise, withholding, property, sales, use, franchise, and other tax returns which are required to be filed with respect to taxes for all periods through the Closing Date and pay all amounts required to be paid thereunder as and when due pursuant to the Plan of Reorganization or as otherwise required by law or order of the Bankruptcy Court.

     6.16 Compliance With Law. (a) Sellers have not received notice that the
          -------------------
Assets are not in compliance with all applicable laws, ordinances, regulations, rules or orders. With respect to the operation of the Restaurants, to the Best Knowledge of Seller, Sellers have complied in all material respects with all applicable laws, ordinances, regulations, rules or orders relating to the operation of the Restaurants as presently conducted.

          (b) Without limiting the foregoing, to the Best Knowledge of Seller, Sellers have complied in all material respects with all federal, state, and local environmental protection laws and regulations with respect to the Restaurants and has not been cited for any violation of any such law or regulation which would have a material adverse effect on the Restaurants. With respect to the Real Property, the Restaurants and the Assets, to the Best Knowledge of Seller, there is no pending audit by any federal, state, or local governmental authority with respect to groundwater, soil, or air monitoring; the storage, burial, release, transportation, or disposal of hazardous substances; or the use of underground storage tanks by or relating to the Real Property. Sellers do not have any agreement with any third party or federal, state, or local governmental authority relating to any such environmental matter or any environmental cleanup.

          (c) With respect to the Real Property, the Restaurants and the Assets, to the Best Knowledge of Seller, Sellers have complied with all requirements of the Occupational Safety and Health Act and its state or local equivalents and regulations promulgated under any such legislation, the consequences of a violation of which could have a material adverse effect on the operation of the Restaurants, and with all orders, judgments, and decrees of any tribunal under such legislation that apply to the Restaurants.

          (d) To the Best Knowledge of Seller, neither the Real Property nor the land subject to any Leased Real Property, nor any buildings, structures or improvements thereon are in violation of any zoning, use, parking, building, fire, environmental or other regulatory laws, ordinances or regulations which would have a material adverse effect on the Restaurants and Sellers have received no written notice of any violation or alleged violation thereof. To the Best Knowledge of Seller, no governmental authority has issued or threatened to issue any notice or order with respect to the Real Property or Leased Real Property as presently utilized which would have a material adverse effect on the Restaurants. To the Best Knowledge of Seller, there are no condemnation or eminent domain proceedings pending, threatened or contemplated against the written notice of the desire of any public authority or government entity to take or use the Leased Real Property, the Real Property or any part thereof.

     6.17 Employees. Sellers have made available to Purchaser a true and correct
          ---------
list of the names, addresses, telephone numbers, social security numbers, compensation and job title or description of all employees who render services at, or for, the Restaurants or will otherwise be hired by Purchaser in accordance with Section 4.9.

     6.18 Employment Contracts. With respect to the Restaurants, Sellers have
          --------------------
entered into no employment contracts which shall survive the Closing Date or collective bargaining agreements. Sellers have made available to Purchaser true and correct copies of all pension, bonus, profit-sharing, stock option, or other agreements or arrangements providing for employee remuneration or benefits to which Sellers are a party or by which Sellers are bound with respect to the Restaurants or its other employees who will be hired by Purchaser in accordance with Section 4.9. All these contracts and arrangements are in full force and effect, and neither Sellers nor, to the Best Knowledge of Seller, any other party is in material default under them, either pre-Bankruptcy Proceedings or arising from or after the commencement of the Bankruptcy Proceedings. There have been no claims of defaults and, to the Best Knowledge of Seller there are no facts or conditions that if continued, or on notice, will result in a default under these contracts or arrangements. There is no pending or, to the Best Knowledge of Seller, threatened labor dispute, strike, or work stoppage affecting the Restaurants. Sellers have complied with all applicable laws, which would have a material adverse effect on the Restaurants, for each of its Restaurant's employee benefit plans, including the provisions of the Employee Retirement Income Security Act if and to the extent applicable. There are no pending, or, to the Best Knowledge of Seller, threatened claims by or on behalf of any such benefit plan, by or on behalf of any employee covered under any such plan, or otherwise involving any such benefit plan, that allege a breach of fiduciary duties or violation of other applicable state or federal law, nor is there, to the Best Knowledge of Seller, any basis for such a claim.

     6.19 Securities Representations. With respect to the issuance of the Shares
          --------------------------
by Purchaser to HHR, HHR hereby represents and warrants as follows:

          (a)  Sophisticated Investor; Investment Intent. HHR is an "accredited
               -----------------------------------------
investor" as defined in Regulation D of the Securities Act of 1933, as amended (the "Act"). HHR, by reason of its business and financial experience or together with its advisors, have sufficient knowledge and experience in financial and business matters to enable them to evaluate the merits and risks of this Agreement and the transactions contemplated hereby. HHR is acquiring the Shares for its own account for an investment intent and not with a view to engage in, or for sale in connection with, any distribution thereof and otherwise without a present intent of transferring or otherwise disposing of such Shares, except in compliance with the Act or the Plan of Reorganization.

          (b)  No Advertising. HHR has not seen, received, been presented with,
               --------------
or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the sale of the Shares.

          (c)  No Registration of Shares. HHR acknowledges that the Shares have
               -------------------------
not been registered under the Act, or qualified under the California Corporate Securities Law of 1968, as amended, or any other applicable blue sky laws in reliance, in part, on its representations, warranties, and agreements herein.

          (d)  Shares are Restricted Security. HHR understands that the Shares
               ------------------------------
are a "restricted security" under the Act in that the Shares will be acquired from Purchaser in a transaction not involving a public offering, and that the Shares may be resold without registration under the Act only in certain limited circumstances and that otherwise the Shares must be held indefinitely. In this connection, HHR understands the resale limitations imposed by the Act and are familiar with Securities and Exchange Commission ("SEC") Rule 144 ("Rule 144"), as presently in effect, and the conditions which must be met in order for Rule 144 to be available for resale of "restricted securities," including the requirement as of Closing that the securities must be held for at least one (1) year after purchase thereof from Purchaser prior to resale and the condition that there be available to the public current information about Purchaser under certain circumstances.

          (e)  No Disposition in Violation of Law. Without limiting the
               ----------------------------------
representations set forth above, neither HHR nor any Permitted Assignee will make any disposition of all or any part of the Shares which will result in the violation by any of them or by Purchaser of the Act, the California Corporate Securities Law of 1968, or any other applicable securities laws. Without limiting the foregoing, HHR and any Permitted Assignee agree not to make any disposition of all or any part of the Shares unless and until:

               (i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or

               (ii) In the case of any disposition of all or any part of the Shares pursuant to Rule 144, HHR or a Permitted Assignee, as the case may be, shall promptly forward to Purchaser a copy of any Form 144 filed with the SEC with respect to such disposition and a letter from the executing broker reasonably satisfactory to Purchaser evidencing compliance with Rule
     144. If Rule 144 is amended or if the SEC's interpretations thereof in effect at the time of any such disposition have changed from its present interpretations thereof, HHR or a Permitted Assignee, as the case may be, shall provide Purchaser with such additional documents as Purchaser may reasonably require.

          (f)  Legends. HHR understands that the certificate evidencing the
               -------
Shares may bear one or more legends regarding restrictions on the transfer of such certificate.

          (g)  Information Reviewed. HHR has received and reviewed a copy of
               --------------------
Purchaser's Form 10-K for its fiscal year ended December 31, 1995, Form 10-Q for its fiscal quarter ended September 30, 1996, other documents, and all other information it considers necessary or appropriate for deciding whether to accept the Shares. HHR has had an opportunity to ask questions and receive answers from Purchaser and its officers and employees regarding the terms and conditions of purchase of the Shares and regarding the business, financial affairs, and other aspects of Purchaser and has further had the opportunity to obtain all information (to the extent Purchaser possesses or can acquire such information without unreasonable effort or expense) which HHR deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to them.

     6.20 No Brokers. No Seller is a party to any agreement with any person
          ----------
(other than Arthur Andersen) which would or may result in an obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated by this Agreement.

     6.21 Disclosure. No covenant, representation or warranty by any Seller and
          ----------
no written certificate furnished or to be furnished by any Seller pursuant to the terms and conditions of this Agreement contains or will contain any material misstatement of fact, or omits or will omit to state any material fact required to be stated to make the statements contained therein not misleading.


                                   ARTICLE 7
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

     Purchaser hereby represents and warrants to Sellers as follows:

     7.1  Status. Purchaser is a corporation duly incorporated, validly existing
          ------
and in good standing under the laws of the State of Delaware. Purchaser is qualified to do business and in good standing in all jurisdictions in which a failure to be so qualified would have a material adverse effect on Purchaser.

     7.2  Authorization. Purchaser has all necessary corporate power and
          -------------
authority, and has taken all corporate action necessary, to enter into this Agreement and each of the documents referenced herein to which Purchaser is or will be a party and to consummate the transactions contemplated thereby.

     7.3  Enforceable. This Agreement has been, and all documents referenced
          -----------
herein which are to be delivered by Purchaser at Closing will be, duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except that the validity, binding effect or enforceability of this Agreement may be limited or otherwise affected by (a) any bankruptcy, insolvency or other similar law affecting the enforcement of creditors' rights and remedies generally or (b) principles of equity.

     7.4  No Conflicts. The execution and delivery hereof and the performance by
          ------------
Purchaser of its obligations hereunder will not conflict with or violate its Certificate of Incorporation, bylaws or any material terms or material provisions of any agreement, document, instrument, judgment, order or decree to which Purchaser is a party or by which Purchaser is bound.

     7.5  Consents. No consent, approval or authorization of, or declaration,
          --------
filing or registration with, any governmental authority or any other Person is required to be made or obtained by Purchaser in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

     7.6  Litigation. There is no action, claim, suit or other legal proceeding
          ----------
pending or, to the Best Knowledge of Purchaser, threatened against Purchaser relating to or affecting the transactions contemplated by this Agreement.

     7.7  No Brokers. Purchaser is not a party to any agreement with any Person
          ----------
(other than Libra Investments, Inc.) which would or may result in an obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transact on contemplated by this Agreement.

     7.8  Access. Although Purchaser has been provided access to the Assets and
          ------
information relating to the business, financial and other affairs of the Restaurants (including, but not limited to, financial statements, accounting records, customer lists, maintenance records and employee records), Purchaser, in entering into this Agreement, is relying upon such information being true and correct in all material respects.

     7.9  Shares. The Shares to be delivered to HHR pursuant to this Agreement
          ------
have been duly authorized and, once issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any lien or other encumbrance upon issuance.

     7.10 Financial Resources. Purchaser has adequate financial resources to
          -------------------
make timely payment of all sums due from Purchaser hereunder and to perform all of its obligations hereunder and pursuant to the Assumed Liabilities.

     7.11 Disclosure of Sellers. To the actual knowledge of Purchaser's
          ---------------------
executive officers, Purchaser is not aware of any covenant, representation or warranty by any Seller or any written certificate furnished or to be furnished by any Seller pursuant to the terms and conditions of this Agreement which contains any material misstatement of fact, or omits to state any material fact required to be stated to make the statements contained therein not misleading.

     7.12 Hart-Scott-Rodino. No filing is required under the Hart-Scott-Rodino
          -----------------
Act with respect to the purchase and sale of the Assets.

     7.13 Disclosure. The covenants, representations and warranties by
          ----------
Purchaser, any written certificate furnished or to be furnished by Purchaser pursuant to the terms and conditions of this Agreement, and the public filings by Purchaser with the SEC do not contain or will contain any material misstatement of fact, or omits or will omit to state any material fact required to be stated to make the statements contained therein not misleading.


                                   ARTICLE 8
                                   COVENANTS
                                   ---------

     Sellers, on the one hand, and Purchaser, on the other hand, each covenant with the other as follows:

     8.1  Maintenance of Assets Prior to Closing. Sellers shall prior to the
          --------------------------------------
Closing Date (a) maintain the Assets in usable state of repair and (b) maintain insurance covering the Assets similar to that in effect on December 31, 1996.

     8.2  Investigation by Purchaser. Purchaser and each Representative of
          --------------------------
Purchaser have conducted a due diligence review with respect to the Assets and the operation of the Restaurants and have completed such review to their satisfaction. In connection with making additional information available to Purchaser, Sellers and each Representative of Seller shall, upon reasonable prior notice, (a) cooperate with Purchaser and each Representative of Purchaser,
(b) make available all information, and all documents and other tangible items containing or relating to such information, reasonably requested by Purchaser or any Representative of Purchaser, and (c) permit Purchaser, and each Representative of Purchaser, reasonable access to inspect, review, make copies or abstracts of, or communicate with, as the case may be, all of Sellers' books and records, employees and Restaurants during normal business hours; provided, that access to and communications with employees at the Restaurants shall be coordinated with, and conducted in the presence of, Sellers' designated Representatives.

     8.3  Reasonable Efforts. As soon as practicable, Purchaser and Sellers, as
          ------------------
applicable, shall commence all reasonable actions to obtain the Tax Clearance Certificates, approvals for the transfer of the Liquor Licenses and Other Licenses to the extent the same are transferable, and all other consents, approvals, permits and agreements of, and to give all notices and make all filings with, any Person as may be necessary to authorize, approve or permit on or before the Closing Date the closing of the transaction contemplated by this Agreement. Upon the request of Purchaser, Sellers also shall complete, execute and file such documents as may be required for Purchaser to obtain temporary liquor licenses as of the Closing for the Restaurants; provided, however, that Sellers shall not be required to expend any funds solely in connection with such documents.

     8.4  No Encumbrance or Transfer. During the period beginning on the date of
          --------------------------
this Agreement and ending on the Closing Date, Sellers shall not, without obtaining the prior written consent of Purchaser, Encumber (other than with respect to cash collateral stipulation or motions in the Bankruptcy Proceedings) or, other than in the ordinary course of business, sell, license, transfer or otherwise dispose of any of the Assets. Without limiting the foregoing, transfers of the Assets from the Restaurants to the Excluded Restaurants shall not be considered transfers in the ordinary course of business.

     8.5  Notification of Certain Matters. HHR shall give prompt notice to
          -------------------------------
Purchaser, and Purchaser shall give prompt notice to HHR, of (a) the occurrence, or failure to occur, of any event which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date of this Agreement to the Closing Date and (b) any material failure of a Seller or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Each party hereto shall use all reasonable efforts to remedy any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

     8.6  Business in the Ordinary Course. Prior to Closing, Sellers shall use
          -------------------------------
their best efforts to maintain their respective relationships with suppliers, customers and others having business relations with them and carry on the Restaurants in the ordinary course, to the extent applicable, consistent with recent experience. Sellers will not, without obtaining the prior written consent of Purchaser, make any commitment, enter into any agreement or take any act, other than in the ordinary course of business, which may materially increase Purchaser's obligations hereunder or materially diminish the value of the Assets.

     8.7  Supplier Relations. Upon the reasonable request of Purchaser, Sellers
          ------------------
shall, prior to Closing, assist Purchaser in the establishment and maintenance of a business relationship between Purchaser and the suppliers of the Restaurants.

     8.8  Preparation of Audited Statements. Sellers acknowledge that Purchaser
          ---------------------------------
has engaged the Accountants to prepare audited financial statements with respect to the operations of the Restaurants. Sellers shall cause its management or employees to meet with, discuss or answer questions from the Accountants, and deliver statements or certificates as the Accountants may reasonably request in connection with the preparation of such audited financial statements, which statements or certificates shall be in substantially the form of Exhibit C.

     8.9  Affiliates. Sellers shall cause their affiliates to execute and
          ----------
deliver to Purchaser at Closing such assignment, transfer or other documents, instruments or agreements conveying such affiliates' interests, if any, in the Assets to Purchaser, in such form and substance as Purchaser may reasonably request.

                                   ARTICLE 9
                      CONDITIONS TO SELLERS' OBLIGATIONS
                      ----------------------------------

     The obligation of Sellers to consummate the transaction contemplated by this Agreement is subject, in the discretion of HHR, to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may, in the absolute and sole discretion of HHR, be waived in whole or in part):

     9.1  Representations, Warranties and Covenants. All representations and
          -----------------------------------------
warranties of Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms of this Agreement, and Purchaser shall have performed all covenants required by this Agreement to be performed by it prior to or at the Closing Date.

     9.2  Consents. All consents, approvals and waivers necessary to permit a
          --------
Seller to transfer the Assets (other than the Liquor Licenses or Other Licenses) to Purchaser as contemplated by this Agreement shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a material adverse effect upon such Seller.

     9.3  Closing Certificate. Purchaser shall have furnished HHR with a
          -------------------
certificate of an officer of Purchaser, in form and substance reasonably satisfactory to HHR, to evidence compliance with the conditions set forth in this Article 9.

     9.4  Funds. Purchaser shall have delivered to Escrow Agent or Committee
          -----
Counsel, on or before the Closing Date, all cash or other immediately available funds due from Purchaser in accordance with Section 2.3.

     9.5  Purchaser's Deliveries. Purchaser shall have delivered to Escrow Agent
          ----------------------
the items described in Section 11.3.

     9.6  Sale Order. The Sale Order shall have been obtained.
          ----------


                                  ARTICLE 10
                     CONDITIONS TO PURCHASER'S OBLIGATIONS
                     -------------------------------------

     The obligation of Purchaser to consummate the transaction contemplated by this Agreement is subject, in the discretion of Purchaser, to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may, in Purchaser's absolute and sole discretion, be waived in whole or in part):

     10.1 Representations, Warranties and Covenants. All representations and
          -----------------------------------------
warranties of Sellers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms of this Agreement, and Sellers shall have performed all covenants required by this Agreement to be performed by it or to or at the Closing Date.

     10.2 Overbid Motion. On or before April 23, 1997 (or such earlier date
          --------------
described in Section 4.1), an order shall have been entered by the Bankruptcy Court, reasonably acceptable in form and substance to Purchaser, approving the Overbid Motion.

     10.3 Other Bankruptcy Court Orders. At least eleven (11) days prior to the
          -----------------------------
Closing, an order or orders shall have been entered by the Bankruptcy Court, reasonably acceptable in form and substance to Purchaser (collectively, the "Sale Order"), providing (a) for the granting of the Sale Motion, (b) that pursuant to Bankruptcy Code Section 363(f), the Assets shall be sold to Purchaser free and clear of all Encumbrances and that the Assets shall be free of any executory contract or lease other than the Assumed Liabilities; (c) that Purchaser is a good faith purchaser for fair value entitled upon the Closing to the protections afforded by Bankruptcy Code Section 363(m); and (d) for the assumption and assignment of the specified Third-Party Contracts desired by Purchaser to be assigned and that (i) Sellers shall make all cure payments required thereunder and (ii) Purchaser shall be responsible for the performance of such assumed and assigned contracts, leases and obligations after the Closing.

     10.4 Tax Clearance Certificates. The Tax Clearance Certificates, in form
          --------------------------
reasonably satisfactory to Purchaser, shall have been obtained.

     10.5 Other Consents. All consents, approvals and waivers necessary to
          --------------
permit Sellers to transfer the Assets (other than the Liquor Licenses and Other Licenses) to Purchaser as contemplated by this Agreement, other than those described in Section 10.2 and 10.3, shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a material adverse effect upon Purchaser.

     10.6 Material Changes. There shall not have been during the period
          ----------------
beginning on December 31, 1996 ending on the Closing Date any material adverse change in the condition of the Assets or the financial condition or, business of the Restaurants or in the business relationship between Sellers and suppliers of the Restaurants.

     10.7 Closing Certificates. Sellers shall have furnished Purchaser with
          --------------------
certificates of officers of Sellers, in form and substance reasonably satisfactory to Purchaser, to evidence compliance with the conditions set forth in this Article 10.

     10.8 Sellers' Deliveries. Sellers shall have delivered the items described
          -------------------
in Section 11.2.

     10.9 Title Policy. Escrow Agent shall be unconditionally prepared to issue
          ------------
to Purchaser the Title Policy in the amount described in Section 5.2, insuring that fee simple title to the Real Property is vested in Purchaser. Such Title Policy shall not contain any exceptions other than the Permitted Exceptions.


                                  ARTICLE 11
                                    CLOSING
                                    -------

     11.1 Closing. The closing of the transaction contemplated in this Agreement
          -------
shall be held at 10:00 a.m. local time on the Closing Date at the offices of Richman, Lawrence, Mann, Greene, Chizever, Friedman & Phillips, 9601 Wilshire Boulevard, Penthouse, Beverly Hills, California 90210 or any other place as HHR and Purchaser shall mutually agree.

     11.2 Closing Documents to be Deposited by Sellers into Escrow.
          --------------------------------------------------------

          (a) Sellers shall deposit or cause to be deposited into the Escrow with Escrow Agent prior to the Closing Date the following original documents, each of which shall be executed, and where appropriate, acknowledged by Sellers but shall be undated:

               (i)   The Grant Deeds;

               (ii)  Three (3) counterparts of the General Assignment;

               (iii) Three (3) counterparts of the Bill of Sale;

               (iv)  Non-Foreign Status Certificate; and

               (v) Any other documents, including without limitation, trademark assignments, reasonably required by Purchaser or the Escrow Agent to consummate the purchase and sale of the Assets.

          (b) Subject to Section 11.4, Escrow Agent is authorized to use the foregoing instruments and documents to effect Closing, as provided in Section 3.3, when: (i) Escrow Agent holds for Sellers a counterpart of the General Assignment and the Assumption Agreement, each duly executed by Purchaser, together with all sums and Shares to be paid by Purchaser to HHR through Escrow at the Closing; and (ii) the Escrow Agent can and will issue the Title Policy concurrently with the Closing.

     11.3 Deposit of Closing Documents and Funds into Escrow by Purchaser.
          ---------------------------------------------------------------

          (a) Purchaser shall deliver to Escrow Agent prior to the Closing Date the following funds and original documents (each of which shall be executed, and, where appropriate, acknowledged by Purchaser but shall be undated):

               (i) The cash portion of the Purchase Price less the Holdback Amount plus the other amounts described in Section 2.3(b);

               (ii)  Three (3) counterparts of the General Assignment;

               (iii) The Assumption Agreement;

               (iv) The stock certificate or certificates evidencing the issuance to HHR of 150,000 Shares; and

               (v) Any other documents reasonably required by HHR or the Escrow Agent to consummate the purchase and sale of the Assets.

          (b) Subject to Section 11.4, Escrow Agent is authorized to use the foregoing instruments, documents and funds to effect Closing, as provided in
Section 3.3, when: (i) Escrow Agent holds for the account of Purchaser the documents and instruments described in Section 11.2(a); and (ii) the Escrow Agent can and will issue the Title Policy concurrently with the Closing.

     11.4 Liquor License Holdback. If approval by the California Department of
          -----------------------
Alcoholic Beverage Control or other governmental authority to the assignment of a California Liquor License by any Seller to Purchaser has not been obtained on or before the Closing Date, the following events shall occur: (a) the Closing shall occur on the Closing Date with respect to all Assets other than such Liquor License; (b) Escrow Agent shall retain, and shall not release, stock certificates evidencing the Liquor License Holdback with respect to such Liquor License to HHR on the Closing Date; (c) a closing of the transfer and assignment to Purchaser of any such Liquor License shall occur within three (3) business days of Purchaser's receipt of the appropriate governmental approval, at which time the Liquor License Holdback applicable to such Liquor License shall be released by Escrow Agent to HHR on behalf of such Seller; and (d) if approvals are not obtained within six (6) months of the Closing Date, either Purchaser or such Seller may elect, by written notice to Escrow Agent and the other party, to terminate this Agreement with respect to such Liquor License, in which event the stock certificates evidencing the remaining Liquor License Holdback shall be delivered by Escrow Agent to Purchaser for cancellation and Seller shall be under no obligation to deliver such Liquor License to Purchaser.

     11.5 Failure of Condition. Except as otherwise provided in this Agreement,
          --------------------
if the Escrow fails to close on or before the Closing Date for any reason whatsoever (other than a reason for which Purchaser has the express right to postpone Closing), including, without limitation, a failure of a condition precedent set forth in Article 9 or 10 or this Article 11, and either Purchaser or HHR elects to terminate the Escrow and this Agreement in accordance with this Agreement, then:

          (a) the costs of the Escrow through the Closing Date shall be governed by Section 3.4;

          (b) except as otherwise provided in Section 12.4, all monies paid into the Escrow plus interest thereon, all documents deposited in the Escrow and the Holdback Amount shall be returned to the party paying or depositing the same;

          (c)  each party shall pay its own costs and expenses; and

          (d) each party shall be released from all obligations under this Agreement except for the obligations set forth in Section 3.4, Section 11.5,
Article 12, and Article 15 and any other provisions which expressly survive termination of this Agreement.

     11.6 Extended Closing Date. Notwithstanding anything to the contrary
          ---------------------
contained in Section 11.5, if the Closing Date has not occurred by August 31, 1997:

          (a) Purchaser, if it is not in default hereunder, may elect at any time thereafter to terminate Escrow and this Agreement, in which event the Escrow Deposit, Holdback Amount and all other amounts or documents deposited by Purchaser shall be returned to Purchaser upon Purchaser giving notice of its election to terminate; and

          (b) Sellers may elect at any time thereafter to terminate Escrow and this Agreement provided that all of the following conditions are satisfied: (i) no such election may be made by Sellers unless the Committee and Banque Paribas jointly deliver notice to Purchaser of such election at least fourteen (14) days prior to the effective date of termination, (ii) no Seller shall be in default hereunder as of the date of such election, including without limitation, any provision contained in Article 4, 6, 8, 11, 13 or 14, and (iii) at the time such notice is to be effective, Sellers shall pay to Purchaser the sum of $175,000 as liquidated damages and the Escrow Deposit, Holdback Amount and all other amounts or documents deposited by Purchaser shall be returned to Purchaser.

     11.7 Possession of Assets. Simultaneously with the Close of Escrow,
          --------------------
Sellers, through their officers, agents and employees, will put Purchaser into full possession and enjoyment of all Assets (other than those Liquor Licenses and Other Licenses which cannot be transferred at the Close of Escrow).


                                  ARTICLE 12
                             DEFAULTS AND REMEDIES
                             ---------------------

     12.1 Sellers' Defaults. Sellers shall be considered to be in default
          -----------------
hereunder prior to Closing if any Seller fails to meet, comply with, or perform any material covenant, agreement, or obligation on its part and such failure was not preceded by Purchaser's default.

     12.2 Purchaser's Remedies. If any Seller is in default hereunder as
          --------------------
described in Section 12.1 (which default has not been cured to the satisfaction of Purchaser), Purchaser may, except as approved in Section 12.5, exercise any or all of the following remedies:

          (a) Terminate this Agreement by written notice delivered to HHR and Escrow Agent on or before the Closing Date in which event Escrow Agent shall promptly return to Purchaser the Escrow Deposit, any other amounts deposited by Purchaser in

Escrow or with Committee Counsel and any of Purchaser's documents deposited with Escrow Agent, to Purchaser;

          (b) Enforce specific performance of this Agreement against Sellers, in which event Purchaser shall be deemed to have accepted Sellers' title to the Assets and waived any breach by Sellers of any of its representations and warranties made hereunder; or

          (c) Seek actual and incidental damages or any other equitable remedies which it may otherwise have for Sellers' default, but not to exceed $1,000,000; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, (i) a default under Section 4.14 shall be deemed a bad faith breach and willful misconduct hereunder for which Purchaser may, except as provided herein, seek damages, not to exceed $1,000,000, regardless of whether the Sale Order has been entered, and (ii) in the event of a default under clause (c) or (d) of Section 4.14, Purchaser shall not seek damages against any Seller.

          Notwithstanding the foregoing, if Purchaser has not exercised either remedy described in clause (a) or (b) above by December 31, 1997, this Agreement shall terminate except for Purchaser's right to exercise its remedies under clause (c) above.

     12.3 Purchaser's Defaults. Purchaser shall be considered to be in default
          --------------------
hereunder prior to Closing only if the emergency motion described in Section 4.1 is timely filed and served in accordance with Section 4.1 and Purchaser thereafter fails to meet, comply with or perform any material covenant, agreement or obligation on its part and such failure was not preceded by a Seller's default.

     12.4 Sellers' Remedy. Sellers shall have no right or remedy against
          ---------------
Purchaser with respect to this Agreement for any failure of Purchaser to meet, comply with or perform any covenant, agreement or obligation on its part under this Agreement prior to the timely filing of the emergency motion described in
Section 4.1. If Purchaser is in default hereunder solely as described in Section
12.3 (which default has not been cured to the satisfaction of HHR), then:

          (a) AS SELLERS' SOLE REMEDY FOR SUCH DEFAULT AND UPON WRITTEN NOTICE OF TERMINATION FROM SELLER TO PURCHASER AND ESCROW AGENT, THE ESCROW AND THIS AGREEMENT SHALL TERMINATE (EXCEPT FOR THIS SECTION 12.4) AND ANY OTHER PROVISIONS WHICH EXPRESSLY SURVIVES TERMINATION OF THIS AGREEMENT). THE PARTIES ACKNOWLEDGE AND AGREE BY INITIALING THIS SECTION 12.4 THAT UPON PURCHASER'S DEFAULT AS DESCRIBED IN SECTION 12.3, SELLERS WILL INCUR CERTAIN COSTS AND OTHER DAMAGES IN AN AMOUNT THAT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO ASCERTAIN;

          (b) PURCHASER ACKNOWLEDGES AND AGREES THAT THE $1,000,000 PLACED IN THE ESCROW DEPOSIT ON BEHALF OF PURCHASER BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES WHICH THE PARTIES ESTIMATE MAY BE SUFFERED BY SELLERS BY REASON OF FAILURE OF THE CLOSE OF ESCROW SO TO OCCUR, AND $1,000,000 IS NOT AN AMOUNT UNREASONABLE UNDER THE CIRCUMSTANCES EXISTING AT THE TIME THIS AGREEMENT WAS MADE; AND

          (c) UPON FIVE (5) DAYS PRIOR WRITTEN NOTICE TO ESCROW AGENT AND PURCHASER BY HHR OF A NOTICE OF TERMINATION, ESCROW AGENT SHALL (i) RELEASE $1,000,000 FROM THE ESCROW DEPOSIT TO HHR, ON BEHALF OF SELLERS, AS LIQUIDATED DAMAGES, WHICH DAMAGES SHALL BE SELLERS' SOLE MONETARY REMEDY HEREUNDER IN THE EVENT OF SUCH A BREACH BY PURCHASER, (ii) RELEASE THE REMAINING AMOUNT IN THE ESCROW DEPOSIT TO PURCHASER TOGETHER WITH ANY OTHER AMOUNTS RECEIVED FROM PURCHASER, AND (iii) RETURN TO SELLERS AND PURCHASER ALL DOCUMENTS AND INSTRUMENTS PREVIOUSLY DEPOSITED INTO THE ESCROW BY OR ON BEHALF OF SUCH PARTY.

INITIALS:         _______________________            ___________________________
                  SELLERS                            PURCHASER

     12.5 Liquidated Damages to Purchaser. If any Seller exercises its right to
          -------------------------------
terminate this Agreement in accordance with Section 11.6 or 13.1, then:

          (a) THE PARTIES ACKNOWLEDGE AND AGREE BY INITIALING THIS SECTION 12.5 THAT UPON EITHER SUCH OCCURRENCE, PURCHASER WILL INCUR CERTAIN COSTS AND OTHER DAMAGES IN AN AMOUNT THAT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO ASCERTAIN AND THAT PURCHASER'S SOLE REMEDY SHALL BE AS PROVIDED IN SECTION 11.6 OR 13.1, AS THE CASE MAY BE; AND

          (b) SELLERS ACKNOWLEDGE AND AGREE THAT THE PAYMENT OF $175,000 TO PURCHASER IS A NEGOTIATED AMOUNT OF DAMAGES WHICH MAY BE SUFFERED BY PURCHASER BY REASON OF SUCH OCCURRENCE, AND $175,000 IS NOT AN AMOUNT UNREASONABLE UNDER THE CIRCUMSTANCES EXISTING AT THE TIME THIS AGREEMENT WAS MADE.

INITIALS:         _______________________            ___________________________
                  SELLERS                            PURCHASER


                                  ARTICLE 13
                                 RISK OF LOSS
                                 ------------

     13.1 Tangible Personal Property. The risk of loss, damage or destruction to
          --------------------------
any of the Tangible Personal Property from fire or other casualty or cause shall be borne by Sellers at all times prior to the Closing Date. In the event of any such loss, damage, or destruction, the proceeds of any claim for any loss, payable under any insurance policy with respect thereto, shall be assigned to Purchaser at the Closing Date. In the event of any loss or damage to any of the Tangible Personal Property to be transferred hereunder from fire, casualty or other causes between the date of this Agreement and the Closing Date, Seller shall notify Purchaser of same in writing immediately. Such notice shall specify with particularity the loss or damage incurred, the cause thereof (if known or reasonably ascertainable), and the insurance coverage, if any. Except as provided herein, Purchaser shall consummate the transaction contemplated herein and accept the Tangible Personal Property in its then condition and Sellers shall assign to Purchaser all proceeds of insurance theretofore received and to be received, if any, covering the Tangible Personal Property involved and, to the extent that Purchaser reasonably determines that such proceeds are insufficient to completely compensate Purchaser for the diminution in value to Purchaser of such Tangible Personal Property to its reasonable satisfaction, Purchaser and Sellers shall attempt to agree to an appropriate holdback from the cash portion of the Purchase Price equal to such deficiency resulting from such proceeds. If the parties are unable to agree as to an appropriate holdback amount as a result of such event, the amount of such diminution shall be resolved by the Bankruptcy Court. Notwithstanding the foregoing, (a) if the difference between such diminution in value and such insurance proceeds exceed $500,000, Sellers may elect to terminate the Escrow and this Agreement provided that all of the following conditions are satisfied: (i) such election may only be made during the fourteen (14) day period following the determination that such difference exceeds $500,000, (ii) no Seller shall be in default hereunder as of the date of such election, including without limitation, any provision contained in Article 4, 6, 8, 11, 13 or 14, (iii) notice of such election must be delivered to Purchaser during such election period, (iv) at the time such notice is delivered, Sellers shall pay to Purchaser the sum of $175,000 as liquidated damages and the Escrow Deposit, Holdback Amount and all other amounts or documents deposited by Purchaser shall be returned to Purchaser, and (b) in the event of the loss or destruction with respect to substantially all of the Tangible Personal Property associated with three (3) Restaurants prior to the Closing Date, through no fault of Purchaser, Purchaser shall have the right in its sole discretion to terminate this Agreement upon giving notice in writing of its desire to do so to Sellers, at which time the Escrow Deposit, the Holdback Amount and all other amounts or documents deposited by Purchaser shall be returned to Purchaser.

     13.2 Casualties to Real Property. If during the period beginning on the
          ---------------------------
date of this Agreement and ending on the Closing Date there is any Casualty, then Sellers shall promptly give notice to Purchaser of such Casualty and the amount of insurance, if any, payable to Sellers with respect to such Casualty. Purchaser shall then have the option, which shall be exercised by written notice to Sellers within fourteen (14) days after receipt of Sellers' notice or, if there is not fourteen (14) days prior to the Closing Date, as soon as possible prior to the Closing Date, of (a) accepting the Real Property or Leased Real Property subject to Sellers' obligation to reassign to Purchaser the insurance proceeds attributable to such Casualty, or (b) in the event any such Casualty materially adversely affects the ability of Purchaser to use the Real Property or the Leased Real Property, terminate this Agreement with respect to such Real Property or Leased Real Property, in which event the Purchase Price and the Assets shall be appropriately adjusted as negotiated in good faith by Purchaser and HHR. Notwithstanding the foregoing, if Casualties to Real Property or Leased Real Property have a material adverse effect on the ability of Purchaser to use three
(3) or more Restaurants, Purchaser shall have the right in its sole discretion to terminate this Agreement upon the giving of notice in writing of its desire to do so to HHR, at which time the Escrow Deposit, the Holdback Amount and all other amounts or documents deposited by Purchaser shall be returned to Purchaser.


                                  ARTICLE 14
                       ACTIONS BY SELLERS AND PURCHASER
                       --------------------------------
                               AFTER THE CLOSING
                               -----------------

     14.1 Books and Records. Each party agrees that it will cooperate with and
          -----------------
make available to the other party, upon reasonable prior notice and during normal business hours, all books and records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date which are necessary or useful in connection with any tax inquiry, audit, investigation, dispute, or return, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose. The party requesting any such books and records, information or employees shall bear all of the out-of-pocket costs and expenses (including, but not limited to, copying costs and attorneys' fees and expenses, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such books and records, information or employees.

     14.2 Indemnifications.
          ----------------

          (a)  Survival of Representations and Warranties. Except for
               ------------------------------------------
representations and warranties with respect to the Shares set forth in Sections
6.19 and 7.9, all representations and warranties made by any Seller or Purchaser to this Agreement shall not survive the closing of the transactions contemplated by this Agreement. The representations and warranties with respect to the Shares set forth in Sections 6.19 and 7.9 shall survive the closing of the transactions contemplated by this Agreement. Following the Closing Date, no legal action may be brought by any party with respect to any representation or warranty which does not survive the closing or any covenant to be performed prior to the Closing Date.

          (b)  Indemnification by Each Seller. Each Seller jointly and severally
               ------------------------------
indemnifies and agrees to hold Purchaser harmless following the Closing Date from, against and with respect to the following:

               (i) as described in Section 2.7, any and all indebtedness, liabilities or obligations of any Seller, whether arising before or after the Closing Date, except for the Assumed Liabilities;

               (ii) any and all loss, liability, deficiency or damage suffered or incurred by Purchaser by reason of any nonfulfillment of any covenant or agreement by any Seller contained in this Agreement or in any agreement, instrument or other writing delivered to Purchaser pursuant to or in connection with this Agreement (which shall not include, in any event, consequential or punitive damages;

               (iii) any claim for a finder's fee or brokerage or other commission by any Person for services alleged to have been rendered at the instance of a Seller with respect to this Agreement or the transaction contemplated by this Agreement; and

               (iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, (including, but not limited to, legal fees and expenses) incident to any of the foregoing or incurred in enforcing this Agreement.

          (c)  Indemnification by Purchaser. Purchaser hereby agrees to
               ----------------------------
indemnify and hold Sellers harmless following the Closing Date from, against, and in respect of:

               (i) any and all indebtedness, liabilities or obligations of Purchaser, whether arising before or after the Closing Date;

               (ii) any and all loss, liability, deficiency or damage suffered or incurred by Seller resulting from nonfulfillment of any covenant or agreement by Purchaser contained in this Agreement or in any agreement, instrument or other writing delivered to Seller pursuant to or in connection with this Agreement (which shall not include, in any event, consequential or punitive damages);

               (iii) any claim for a finder's fee or brokerage or other commission by any Person for services alleged which shall be paid by Sellers out of the Purchase Price to have been rendered at the instance of Purchaser with respect to this Agreement or any of the transactions contemplated by this Agreement; and

               (iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, (including, but not limited to, legal fees and expenses) incident to any of the foregoing or incurred in enforcing this Agreement.

          (d)  Third-Party Claims.

               (i) Except as otherwise specifically provided in this Agreement, in order for Purchaser or Sellers, as the case may be, to be entitled to any indemnification provided hereunder, in respect of, arising out of or involving a claim made by any Person other than Purchaser or Sellers against the indemnified parry, the indemnified party must notify the indemnifying party in writing of such claim promptly (but no more than twenty (20) days) after receipt by the indemnified party of written notice of such claim. Thereafter, the indemnified party shall deliver to the indemnifying party, within twenty (20) days after receipt by the indemnified party, copies of all notices relating to such claim.

               (ii) If a third-party claim as set forth in paragraph (i) of this Subsection is made against an indemnified party, the indemnifying party will be entitled to participate in the defense of such claim at its own expense and, if it so chooses, to assume the defense of such claim at its own expense with counsel selected by the indemnifying party, provided such counsel is not reasonably objected to by the indemnified party. If the indemnifying party elects to assume the defense of such claim, the indemnified party will cooperate fully with the indemnifying party in connection with such defense.

               (iii) If the indemnifying party assumes the defense of a third-party claim as set forth in paragraph (ii) of this Subsection, then in no event will the indemnified party admit any liability with respect to, or settle, compromise or discharge, any such claim without the indemnifying party's prior written consent which consent shall not be withheld unreasonably, and the indemnified party will agree to any settlement, compromise or discharge of such claim that the indemnifying party may recommend that releases the indemnified party completely in connection with such claim. If the indemnifying party assumes the defense of the third-party claim as set forth in (ii) of this Subsection, the indemnifying party shall have no liability to the indemnified party with respect to any counsel fees or expenses related to such claim incurred after the date on which the defense is so assumed.

               (iv) In the event the indemnifying party shall assume the defense of any third-party claim as set forth in paragraph (ii) of this Subsection, the indemnified party shall be entitled to participate in, but not control, the defense of such claim with its own counsel at its own expense. If the indemnifying party does not assume the defense of any such claim, the indemnified party may defend such claim in a manner as it may deem appropriate (including, but not limited to, settling such claim after giving notice of it to the indemnifying party on such terms as the indemnified party may deem appropriate) and the indemnifying party will reimburse the indemnified party promptly to the extent it is liable in accordance with the provisions of this Agreement.

     14.3 Further Assurances. Both before and after the Closing Date, each party
          ------------------
will cooperate in good faith with the other and will take all appropriate action and execute any agreement, instrument or other writing which may be reasonably necessary or advisable to carry out the transaction contemplated by this Agreement (including, but not limited to, obtaining consents or approvals from any Person for the transfer of any of the Assets that are transferred subject to consents or approvals being obtained). Notwithstanding the foregoing, after the Closing Date, no party shall be obligated to incur expenses with respect to any such action unless otherwise provided in this Agreement. The parties acknowledge that, to the extent that Bankruptcy Court approval may be required in connection with the taking of any action or execution of any instrument described herein, the emergency motion described in Section 4.1, the Overbid Motion, the Sale Motion and the Sale Order will provide for all such approvals.


                                  ARTICLE 15
                                 MISCELLANEOUS
                                 -------------

     15.1 Notices. Unless otherwise provided in this Agreement, any notice,
          -------
request, instruction or other communication to be given hereunder by either party to the other shall be in writing and (a) delivered personally, (b) mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged or refused) or (c) sent by telecopy, with a confirmation sent via one of the above methods, as follows:

     If to Purchaser, addressed to:

          Koo Koo Roo, Inc.
          11075 Santa Monica Boulevard
          Suite 225
          Los Angeles, California 90025
          Attn: Mr. Robert F. Kautz, President
          Fax: (310) 479-4221

     With a copy to:

          Koo Koo Roo, Inc.
          11075 Santa Monica Boulevard
          Suite 225
          Los Angeles, California 90025
          Attn: Ronald D. Garber, Esq., General Counsel
          Fax: (310) 479-4221

     and

          Richman, Lawrence, Mann, Greene, Chizever, Friedman & Phillips 9601 Wilshire Boulevard
          Penthouse Suite
          Beverly Hills, California 90210
          Attn:  Allan B. Duboff, Esq.
          Fax:  (310) 274-2831

     If to HHR, any Seller or all Sellers, or Committee Counsel addressed to:

          Hamburger Hamlet Restaurants, Inc.
          14156 Magnolia Boulevard

          Sherman Oaks, California 91423
          Attn: Mr. Richard Matthews
          Fax: (818) 783-1525

     With a copy to:

          Irell & Manella LLP
          333 S. Hope Street
          Suite 3300
          Los Angeles, California 90071
          Attn: Richard C. Wirthlin, Esq.
          Fax: (213) 229-0515

     and

          Stutman, Treister & Glatt
          3699 Wilshire Boulevard
          Suite 900
          Los Angeles, California 90010
          Attn: Richard M. Neiter
          Fax: (213) 251-5288

     and

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attn: James H.M. Sprayregen, Esq.
          Fax: (312) 861-2200

     and

          Pachulski, Stang, Ziehl & Young
          10100 Santa Monica Boulevard
          Suite 1100
          Los Angeles, California 90067
          Attn: Marc A. Beilinson, Esq.
          Fax: (310) 201-0760

Any Person designated in this Section 15.1 to receive notice may designate in a writing to the other Persons any other address or telecopy number to which, and any other Person to whom or which a copy of, any such notice, request, instruction or other communication should be sent.

     15.2 Applicable Law. This Agreement shall be construed, interpreted and the
          --------------
rights of the parties determined in accordance with the laws of the State of California.

     15.3 Forum. The Bankruptcy Court shall be the sole forum for resolution of
          -----
any claim, action or proceeding arising out of this Agreement. Sellers and Purchaser consent to in personam jurisdiction with respect to such court, agree
                     -----------
that venue will be proper in such court and waive any objections based upon forum non conveniens. The choice of forum set forth in this Section shall not be
--------------------
deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce same in any other jurisdiction.

     15.4 Expenses. Except as otherwise specified in this Agreement, (i) Sellers
          --------
and Purchaser shall pay their own legal, accounting and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect and (ii) Sellers shall pay all of Sellers' costs of applying for and obtaining all approvals of the Bankruptcy Court and consents of lessors, creditors and claimants of Sellers necessary for the transfer of the Assets (except for expenses related to the Liquor Licenses or Other Licenses).

     15.5 Interpretation. The parties agree that each party and its counsel have
          --------------
reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto. The headings of the articles, sections and subsections of this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. Numbered or lettered articles, sections, subsections, exhibits or schedules contained herein refer to articles, sections, subsections, exhibits or schedules of this Agreement unless otherwise expressly stated hereto. All exhibits and schedules attached hereto are incorporated and shall be treated as if set forth herein.

     15.6 Severability. Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such a manner as to be enforceable under applicable law. However, if any provision of this Agreement shall be deemed unenforceable under applicable law by a court having jurisdiction, such provision shall be unenforceable, without invalidating the remainder thereof or any of the remaining provisions of this Agreement.

     15.7 Waiver. No failure of Sellers or Purchaser to require, and no delay by
          ------
Sellers or Purchaser in requiring, the other to comply with any provision of this Agreement shall constitute a waiver of the right to require such compliance. No failure of Sellers or Purchaser to exercise, and no delay by Sellers or Purchaser in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by Sellers of Purchaser of any right or remedy under this Agreement shall be effective unless made in writing. Any waiver by Sellers or Purchaser of any right or remedy under this Agreement shall be limited to the specific instance and shall not constitute a waiver of such right or remedy in the future.

     15.8 Binding. This Agreement shall be binding upon Sellers and Purchaser
          -------
and upon each successor and assignee of Sellers and Purchaser and shall inure to the benefit of, and be enforceable by, Sellers and Purchaser and each successor and assignee of Sellers and

Purchaser, including any subsequent Chapter 7 or Chapter 11 trustee appointed in the Bankruptcy Proceedings or any subsequent bankruptcy proceeding involving a Seller; provided, however, that, (a) Purchaser may assign its rights and obligations hereunder to an affiliated Person and Sellers may assign their rights [and obligations] hereunder to a disbursing agent, (b) other than an assignment by Purchaser to an affiliated Person, neither a Seller nor Purchaser may assign any right or obligation arising pursuant to this Agreement without first obtaining the written consent of the other party and (c) the assumption by an affiliated Person of obligations arising pursuant to this Agreement shall not relieve the assigning party of liability for such obligations.

     15.9  Entire Agreement. This Agreement and the parties' agreement regarding
           ----------------
confidentiality contains the entire agreement between Sellers and Purchaser with respect to the subject of this Agreement, and supersedes each course of conduct previously pursued, accepted or acquiesced in, and each oral or written agreement and representation previously made, by any Seller or Purchaser with respect thereto, whether or not relied or acted upon, including without limitation, that certain Letter of Intent between HHR, on behalf of Sellers, and Purchaser dated February 12, 1997.

     15.10 Modification. No course of performance or other conduct hereafter
           ------------
pursued, accepted or acquiesced in, and no oral agreement or representation made in the future, by Sellers or Purchaser, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall (a) modify or terminate this Agreement, (b) impair or otherwise affect any obligation of Sellers or Purchaser pursuant to this Agreement or any right or remedy of Purchaser or Sellers pursuant to this Agreement or otherwise or (c) operate as a waiver of any such right or remedy. No modification of this Agreement or waiver of any such right or remedy shall be effective unless made in writing duly executed by Sellers and Purchaser.

     15.11 Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party. Any party executing this Agreement by facsimile signature shall immediately forward to the other party an original signature page by overnight mail.

     IN WITNESS WHEREOF, Sellers and Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year indicated at the beginning of this Agreement.



HAMBURGER HAMLET                        HAMBURGER HAMLETS INC.
RESTAURANTS INC.


By  /s/ Richard E. Mathews              By  /s/ Richard E. Mathews
    ---------------------------             ---------------------------
    Its Chief Executive Officer             Its Chief Executive Officer
        -----------------------                 -----------------------

HAMBURGER HAMLET OF                     DAVILEW CORPORATION
SUNSET, INC.


By  /s/ Richard E. Mathews              By  /s/ Richard E. Mathews
    ---------------------------             ---------------------------
    Its Chief Executive Officer             Its Chief Executive Officer
        -----------------------                 -----------------------

VALLEY HAMLET CORPORATION               HAMBURGER HAMLET OF BRENTWOOD INC.


By  /s/ Richard E. Mathews              By  /s/ Richard E. Mathews
    ---------------------------             ---------------------------
    Its Chief Executive Officer             Its Chief Executive Officer
        -----------------------                 -----------------------

HAMBURGER HAMLET OF PASADENA, INC.      HAMBURGER HAMLET OF HOLLYWOOD, INC.


By  /s/ Richard E. Mathews              By  /s/ Richard E. Mathews
    ---------------------------             ---------------------------
    Its Chief Executive Officer             Its Chief Executive Officer
        -----------------------                 -----------------------

HAMBURGER HAMLET OF SEPULVEDA, INC.     HAMBURGER HAMLET OF PALM SPRINGS, INC.


By  /s/ Richard E. Mathews              By  /s/ Richard E. Mathews
    ---------------------------             ---------------------------
    Its Chief Executive Officer             Its Chief Executive Officer
        -----------------------                 -----------------------

HAMBURGER HAMLET OF                     109 SOUTH SAINT ASAPH STREET, INC.
GEORGETOWN SQUARE, INC.


By  /s/ Richard E. Mathews              By  /s/ Richard E. Mathews
    ---------------------------             ---------------------------
    Its Chief Executive Officer             Its Chief Executive Officer
        -----------------------                 -----------------------

HAMBURGER HAMLET OF AGOURA              HAMBURGER HAMLET OF GAITHERSBURG, INC.
HILLS, INC.


By  /s/ Richard E. Mathews              By  /s/ Richard E. Mathews
    ---------------------------             ---------------------------
    Its Chief Executive Officer             Its Chief Executive Officer
        -----------------------                 -----------------------

HAMBURGER HAMLET OF CRYSTAL             HAMBURGER HAMLET OF VALENCIA, INC.
CITY, INC.


By  /s/ Richard E. Mathews              By  /s/ Richard E. Mathews
    ---------------------------             ---------------------------
    Its Chief Executive Officer             Its Chief Executive Officer
        -----------------------                 -----------------------

KOO KOO ROO, INC.


By  /s/ Robert F. Kautz
    ---------------------------
    Its President
        -----------------------

                                   Schedules
                                   ---------

    Section Reference                   Description
    -----------------                   -----------

        1.3                             Administrative Material and Equipment
        1.59                            Restaurants
        2.5                             Purchase Price Allocation
        5.2                             Title Exceptions
        6.9                             Intellectual Property Rights
        6.10                            Lease Deposits
        6.11                            Liquor Licenses; Other Licenses
        6.13                            Petty Cash
        6.14                            Third-Party Contracts



                                   Exhibits
                                   --------

        A                               General Provisions
        B                               Preliminary Title Report
        C                               Management Letters